EXHIBIT 1 - PURCHASE AGREEMENT BETWEEN STATUTORY BENEFITS MANAGEMENT CORPORATION AND SPECTERA, INC.







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                                                                      EXHIBIT 1

                                  AGREEMENT


        THIS AGREEMENT, made this 22nd day of November, 1996, by and between Statutory Benefits Management Corporation (SBMC), a Michigan corporation, and Spectera, Inc. (Spectera), a Maryland corporation.
        WHEREAS, SBMC has entered into a contract (the "IWIF Contract") with the Injured Workers Insurance Fund (IWIF) to administer and medically manage the treatment of injured workers insured by IWIF;
        WHEREAS, Spectera has hired the trained staff, and has acquired and assembled the equipment, facilities, protocols and procedures to medically manage in an efficient manner the treatment of such injured workers and has in fact undertaken the medical management of such claims since August of 1996 at the direction of SBMC;
        WHEREAS, SBMC wishes to acquire from Spectera, Spectera's rights to medically manage the IWIF claims and certain assets acquired and used by Spectera to manage IWIF claims, and Spectera is willing to convey such assets to SBMC;
        NOW, THEREFORE, in consideration of the payments and covenants set forth herein, the parties hereby agree as follows.
        1.   Sale and License
             1-1. Transfer of Assets. As of the Closing, Spectera agrees to transfer and assign to SBMC (i) all tangible assets (the "Assets") located at 8725 Loch Raven Boulevard and any other tangible assets acquired by and used by









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Spectera in the management of IWIF claims including, without limitation, furnishings, leasehold improvements, fixtures and equipment, office supplies and office equipment (the "Tangible Assets"); (ii) its rights under contracts with third parties entered into in the normal course of business (the "Contracts") for goods or services entered into for the exclusive purpose of managing IWIF claims; (iii) its rights under equipment leases (the "Equipment Leases") entered into for the exclusive purpose of managing IWIF claims; (iv) its rights under a lease (the "Real Property Lease") for real property at 8725 Loch Raven Boulevard (the "Premises"); (v) the software licenses listed in Exhibit A attached hereto and made a part hereof (the "Software"); (vi) its rights, if any, in the trade name "Towson Comp Care" or any other trade name used solely and exclusively in connection with the Business; (vii) all telephone numbers used in the operation of the business; and (viii) all security deposits and prepaid expenses. The Tangible Assets, the Contracts, the Software, the Equipment Leases and the Real Estate Leases (collectively, the "Business Assets" and the business operated with the Business Assets herein referred to as the "Business"), are set forth on Exhibit A attached hereto. Notwithstanding any other provision of this Agreement, the parties understand that certain consents from third parties must be obtained to convey the Software, the Real Property Lease, and the Equipment. On or before December 31, 1996, Spectera will use its best efforts to obtain such consents of third parties necessary to transfer those Business Assets described in the foregoing sentence.



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        1-2.  Intellectual Property.  Spectera will grant to SBMC as of the date hereof a pre-paid, non-exclusive license to use any software currently used in the operation of the Business, which is proprietary to Spectera. SBMC understands and agrees that Spectera may not have the right to transfer certain property licensed to Spectera by third parties, including but not limited to the "Episodes" software. SBMC further understands and agrees that the proprietary software described in the first sentence above is transferred by non-exclusive license only, shall remain the property of Spectera, shall be used only in connection with the medical management of claims for IWIF and no other persons or entities, that any and all such intellectual property shall be held in the strictest confidence, that such intellectual property constitutes the valuable trade secrets of Spectera, and SBMC shall not make any disclosure of such intellectual property except to its employees and agents in the medical management of IWIF claims.

        2.     Management. From the date hereof through the Closing
(the "Management Period"), Spectera hereby grants SBMC a license to manage the Business, including a license to use all of the Business Assets. In consideration for the foregoing license, except as specifically provided herein, SBMC hereby agrees to pay to Spectera within five (5) days after demand accompanied by reasonable documentation (which demand may be given in sufficient time prior to when the payment is due, so that Spectra will not have to advance the payment) all operational costs and expenses incurred by Spectera in connection with the Business during the Management Period, including but not limited to,




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the items listed in subparagraphs (ii) and (iii) of paragraph 4, it being the intention that Spectera incur no operational expenses in connection with the Business other than its central office overhead and Michael Pham's compensation during the Management Period. SBMC shall directly pay any operational expenses, which may be directly paid without causing Spectra to be in default. Except as provided in this paragraph 2, Spectera shall not be entitled to any payment after the date hereof under its existing contractual arrangement with SBMC for services under the IWIF Contract. Spectera will use its best efforts and will encourage "at will" employees to transfer their employment relationship to SBMC as of the Closing Date. A schedule of the "at will" employees (the "At Will Employees") that are intended to be hired by SBMC at the Closing is attached hereto as part of Exhibit B. Spectera acknowledges that during the Management Period, all of the employees of the business will be under the control and supervision of SBMC, and Spectera agrees to take all actions regarding any of the employees, which may at any time be reasonably requested by SBMC. During the Management Period, Spectera shall provide the computer consulting services described in paragraph 1(b) of the Consulting Agreement, attached hereto and made a part hereof as Exhibit D, as if the paragraph were incorporated herein, provided the sixty hour per month limitation shall not apply during the Management Period, provided, further that the parties recognize that there will be competing demands by them on Michael Pham's services during the Management Period, that he cannot work exclusively for



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either party during the Management Period and that the parties  will cooperate reasonably in scheduling and using Pham's services.

                     3.    Closing.

                           3.1   Closing shall occur on or before December 31,
1996 at the Law Offices of Kaplan, Heyman, Greenberg, Engelman & Belgrad, P.A., 10th Floor - 20 S. Charles Street, Baltimore, Maryland. Upon payment of the consideration due on that date under paragraph 4 hereof, and provided that SBMC is current in its obligations under paragraph 2, Spectera shall execute and deliver to SBMC a Bill of Sale containing covenants of general warranty conveying all of the Tangible Assets, an Assignment and Assumption Agreement of the Real Property Lease, an assignment of all of the Software licenses and contracts, and such other documents as may be reasonably necessary to carry out the purposes of this Agreement, all of which shall be in forms reasonably acceptable to Spectera and SBMC. Spectera agrees to cooperate with SBMC to obtain a temporary license for Episodes until April 30, 1997.

                          3.2    Seller's Conditions to Consummation of the
Transaction. Consummation of the transaction contemplated by this Agreement is subject to the fulfillment to the reasonable satisfaction of the Spectera at the Closing, of each of the following conditions

                                 (a) Representations and Warranties.  The
representations and warranties by SBMC contained in this Agreement shall be true and correct in all material respects on the date hereof and shall also be true and correct in all


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 material respects at and as of the Closing, with the same force and effect as if made at and as of the Closing.

          (b) SBMC shall have entered into a Consulting Agreement in the form attached hereto and made a part hereof as Exhibit D (the "Consulting Agreement"), which SBMC hereby covenants and agrees to do.

          (c) Spectera or SBMC shall have obtained all necessary consents required under any agreements between the Spectera and the landlord of the Premises for the assignment of the Real Property Lease, and any consents necessary to assign the licenses for any of the Software (collectively the "Consents"). Spectera and SBMC agree to reasonably cooperate in providing all information and taking all action necessary to obtain the Consents.

     3.3. SBMC's Conditions to Consummation of the Transaction.
Consummation of the transaction contemplated by this Agreement is subject to the fulfillment to the reasonable satisfaction of SBMC at the Closing, of each of the following conditions:

          (a) The representations and warranties by Spectera contained in this Agreement shall be true and correct in all material respects on the date hereof and shall also be true and correct in all material respects at and as of the Closing, with the same force effect as if made at and as of the Closing. Notwithstanding the foregoing, SBMC shall not be permitted the remedy of not proceeding with Closing in the event of the inaccuracy the representations set forth in subparagraph 5(e), 5(g), 5(h) and 5(i), the foregoing not to constitute a wavier of any other remedy of SBMC for such inaccuracy.

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               (b)   Spectera shall have entered into the Consulting Agreement.

               (c) All of the Consents shall have been obtained, provided that in the event that consent to the assignment of the Software licenses cannot be obtained, SBMC's sole remedy shall be to credit the purchase price for one-half of the cost of obtaining a new license.

     4. Consideration. In consideration of transfers and assignments by Spectera to SBMC as listed in Section 1 hereof, SBMC shall pay to Spectera an amount equal to the sum of (i) all direct costs incurred by Spectera in connection with the operation of the Business at the Premises and the acquisition cost of the Business Assets through the date of this Agreement, but excluding any direct or indirect central office costs other than legal fees and Grant Thorton fees not to exceed Fifteen Thousand Dollars ($15,000.00), minus
(ii) all amounts paid by SBMC to Spectera for services provided by Spectera in connection with the IWIF Contract prior to the date of this Agreement. Examples of the types of costs included and excluded in subparagraph (i) above are set forth in Exhibit C attached hereto and made a part hereof. Within twenty (20) days of the date hereof, Spectera shall provide SBMC a detailed accounting, with appropriate back-up, of all items included in subparagraph (i) above. Spectera shall allow SBMC complete access only to those financial books and records regarding the Business that are necessary in order to verify the accounting. SBMC shall submit to Spectera within fifteen (15) days after receipt of the accounting, a list of any disputed items on the accounting. Thereafter, the parties agree to negotiate

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     in good faith to resolve any disputes.  The parties agree that any disputes in the determination of the purchase price shall be resolved by Mort Goldman, C.P.A., or his designee if he is unavailable. The purchase price shall be payable in two installments of cash or certified or cashiers check. The first installment in the amount of $500,000.00 shall be due and payable upon the full execution of this Agreement and shall be non-refundable. The remainder of the purchase price shall be due at the time of Closing. The part of the purchase price to be paid by SBMC at Closing shall not be less than $685,000.00, nor more than $850,000.00. In addition to the purchase price, effective as of the Closing, SBMC agrees to assume responsibility and liability for:

          (i) management of all IWIF claims, including all management responsibilities previously performed by Spectera;


          (ii) payment and performance under the Contracts, the Equipment Leases, and the Real Estate Leases;

          (iii) all amounts due and owing (or which become due and owing) with respect to the At Will Employees, including, but not limited to, all compensation payable to such employees, including temporary employees, all accrued time for vacation, leave, sickness, severance, or any other accrued time due such employees pursuant to Spectera's policies, all benefits and accrued benefits due such employees, all Spectera self-insured medical claims, all payroll, social security and other employment taxes, and all employee welfare and benefit plan obligations including pension and retirement plan obligations.




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
          5. Warranties and Representations of Spectera. Spectera warrants and represents to SBMC the following, each of which shall be true and correct as of the date of this Agreement and as of the date of Closing and shall survive Closing:


               (a) It is a corporation duly organized and validly existing under the laws of the state of Maryland; that it has the full right, power and authority to enter into and perform this Agreement; and that all corporate action necessary to authorize the execution, delivery and performance of this Agreement has been properly taken; and that this Agreement is enforceable in accordance with its terms.

               (b) The execution or delivery of this Agreement or the carrying out of the transactions set forth herein will not conflict with, or result in a breach or violation of, its Articles of Incorporation, and, to the best of the knowledge of Spectera's officers, will not violate any applicable law or regulation or any court order, or any material agreement to which Spectera is a party (other than its bank agreements).

               (c) Spectera has good and indefeasible title to all of the Tangible Assets, free and clear of all encumbrances, mortgages, liens, pledges, conditional sales agreements or charges, except monetary liens in an amount less than the purchase price which will be discharged at the time of Closing. Spectera has a validly issued license for all of the Software.

               (d) There are (i) no suits, actions, claims, inquiries, investigations by any private or governmental body, legal, administrative or

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     arbitration proceedings pending or, to Spectera's best knowledge, threatened against or affecting the Business, the Business Assets or the transactions contemplated hereby and (ii) no outstanding orders or writs, injunctions or decrees of any court, governmental agency or arbitration tribunal against or affecting the Business, the Business Assets or the transactions contemplated by this Agreement.

               (e) Spectera has operated the Business in material compliance with all laws, judgments, orders, writs, injunctions, decrees, rules and regulations applicable thereto.

               (f) To Spectera's best knowledge, there are no defaults under the Real Property Lease by Spectera or the landlord, and the Real Property Lease is in full force and effect.

               (g) Attached hereto as Exhibit E is an accurate list, as of the date hereof, of all insurance policies carried by the Spectera. Such insurance policies are in full force and effect. To the extent assignable and to the extent that the insurance polices are used solely in the operation of the Business, Spectera shall assign all insurance policies to SBMC.

               (h) Attached hereto as Exhibit F is a complete list of any arrangement that Spectera has with any employee of the Business to provide any benefit in excess of Spectera's standard employee benefits. Exhibit F also contains a complete list of all independent contractor consultants retained by Spectera in the Business.





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               (i)  Spectera is current in the payment of all of the obligations described in subparagraphs (ii) and (iii) of paragraph 4 incurred prior to the date hereof.


               (j) Notwithstanding any other provision hereof, Spectera makes no warranties or representations concerning compliance with its obligations, if any, to SBMC or IWIF under any agreement, express; implied or claimed to exist, with, by, between or among any or all of them, the foregoing disclaimer not to constitute a waiver of any liability if the conduct alleged to be violative of any such agreement also independently constitutes a violation of any other warrants, representations, covenant or agreement herein contained.

          6. SBMC's Warranties and Representations. SBMC warrants and represents that it is a duly organized and validly existing corporation under the laws of Michigan; that it has the full right, power and authority to enter into and perform this Agreement; that all corporate action necessary to authorize the execution, delivery and performance of this Agreement has been properly taken; that this Agreement is enforceable in accordance with its terms; that neither the execution nor delivery of this Agreement or the carrying out of the transactions set forth herein will conflict with or result in a breach or violation of its Articles of Incorporation, will violate, conflict with or result in a breach of any provision of, or constitute a default under, any of the terms and conditions of any agreement, including the IWIF Contract, or other instrument to which it is a party and, to the best of the knowledge of SBMC's officers, will not violate any applicable law or regulation or any court order. There are (i) no suits, actions, claims, inquiries,




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investigations by any private or governmental body, legal, administrative or arbitration proceedings pending or, to SBMC's best knowledge, threatened against or affecting SBMC or any of its properties, assets or business and (ii) no outstanding orders or writs, injunctions or decrees of any court, governmental agency or arbitration tribunal against or affecting the SBMC or its properties, assets or business. SBMC's warranties and representations shall be true and correct as of the date of this Agreement and shall survive the Closing hereunder.

     7. Mutual Releases. Effective as of Closing, Spectera and SBMC, and their respective directors, officers, employees and agents, hereby release each other, and their respective directors, officers, employees and agents, from any and all claims, demands, damages and expenses, including, but not limited to reasonable attorneys' fees, arising out of or in connection with their relationship, agreements, or any other matters in any way connected with the IWIF Contract, the management of claims for IWIF, SBMC's agreements with IWIF, or any other matters or transactions of any nature related to IWIF or the medical management of workers' compensation claims of employees insured by IWIF, excepting only their respective obligations and liabilities as set forth in this Agreement and the agreements executed in connection herewith.

     8.     Indemnity.

                      (a) Spectera hereby agrees to indemnify, defend and hold harmless SBMC, its directors, officers, employees and agents, from any and all claims, damages and expenses, including but not limited to attorneys' fees, arising out of (i) the breach of any agreement, representation or warranty made


                                       12






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by Spectera hereunder, or (ii) any negligent or intentionally tortious act by Spectera, its agents, officers, directors or employees in the operation of the Business prior to the date hereof (A) involving personal injury or (B) resulting in a claim by an IWIF insured or an employee of an IWIF insured against SBMC or any party to whom SBMC could be liable arising out of Spectera's claims processing. In no event shall Spectera's liability under this Section 8(a) exceed that portion of the purchase price payable at Closing.

          (b) SBMC agrees to indemnify, defend and hold harmless Spectera, its directors, officers, employees and agents, from any and all claims, damages and expenses, including but not limited to attorneys' fees, arising out of or in connection with (i) the breach of any warranty or representation made by SBMC hereunder; (ii) SBMC's nonpayment or failure to honor any of the obligations assumed by SBMC pursuant to the provisions of paragraphs 2 or 4 hereunder; or
(iii) any negligent or intentionally tortious act by SBMC, its agents (other than Spectera), officers, directors or employees in the operation of the Business after the date hereof (A) involving personal injury or (B) resulting in a claim by an IWIF insured or an employee of an IWIF insured against Spectera or any party to whom Spectera could be liable arising out of SBMC's claims processing; or (iv) any or all claims by an IWIF insured or an employee of an IWIF insured or any insured or claimant relating to the performance by Spectera of claim management services or otherwise, except any claim arising out of a matter for which Spectera has indemnified SBMC under subparagraph (a) above or any claim covered by any insurance maintained by Spectera. In no event

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     shall SBMC's liability under this Section 8(b) exceed that portion of the purchase price payable at Closing.

               (c) If any claim or action by a third party arises after the Closing for which a party is liable to the other party under this paragraph 8, then the indemnified party shall notify the indemnifying party within fifteen (15) days after such claim or action arises and is known to the indemnified party and shall give the indemnifying party a reasonable opportunity to: (i) take part in any examination of any books and records;
     (ii) conduct any proceedings or negotiations in connection therewith and necessary or appropriate to defend the indemnified party; (iii) take all other required steps or proceedings to settle or defend any such claim or action; and (iv) employ counsel to contest any such claim or action in the name of the indemnified party or otherwise. If the indemnifying party wishes to assume the defense of such claim or action, it shall give written notice to the indemnified party and within ten (10) days thereafter, the indemnified party shall permit, and the indemnifying party shall thereafter assume, the defense of any such claim or liability, through counsel reasonably satisfactory to the indemnified party; provided that the indemnified party may participate in such defense at its own expense.

               (d) If the indemnifying party shall not assume the defense of any such claim or action, the indemnified party may defend against any such claim or action in such manner as it may deem appropriate (provided that the indemnifying party may participate in such defense at its own expense): provided, however, that the indemnified party many not settle such claim or




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
     action, without the prior written consent of the indemnifying party. If no settlement of such claim or action is made, the indemnifying party shall satisfy any judgment rendered with respect to such claim or in such action, before the indemnified party is required to do so, and pay all expenses, legal or otherwise, including reasonable attorney's fees and costs reasonably and necessarily incurred by the indemnified party in the defense of such claim or action.

          9. Arbitration. Except with respect to any claim for injunctive relief or specific performance under paragraphs 10, 17 or 18 hereof, any disputes arising under this Agreement including disputes as to the interpretation hereof, the occurrence of a breach hereunder, and the damages arising from such breach, shall be determined by binding arbitration in the city of Baltimore pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The decisions and awards of the arbitrators shall be final and binding upon the parties hereto and shall be enforceable by any court having jurisdiction in the State of Maryland under the Maryland Arbitration Act.

          10. Competition. For purposes of this Section 10, Spectera and SBMC shall include any parent, subsidiary or other business entity that has fifty percent (50%) common ownership.

                  10.1. Spectera agrees that commencing on the date hereof and for the period indicated, Spectera will not, except with the consent of SBMC, be engaged in, perform work related in any manner to, render service to or compete in, the worker's compensation managed care business (i) for a period of two years from the date of Closing for any worker's compensation insurance plan




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
sponsored by any State (except that IWIF shall be governed by the provisions of subparagraph (ii) below), and (ii) for a period of three (3) years from the date of Closing, for IWIF, provided that in the event that the IWIF Contract is no longer in effect as of two year from the date of Closing, then Spectera may thereafter compete. Spectera agrees that Spectera's promises herein made so to refrain from engaging in the activities stated herein means that Spectera will not, directly or indirectly, either on Spectera's own account or as partner, contractor, subcontractor agent or consultant, of or for any person, firm, association or corporation, or as stockholder of any corporation, engage in the activities described in this paragraph for the period provided. In no event shall the provisions of this Section 10.1 be deemed to impair the ability of Spectera to contract with MagnaCare for work not in the worker's compensation claims management business or to contract with MagnaCare for work in the worker's compensation claims management business for state sponsored worker's compensation insurance plans in the States of New York and New Jersey.

     10.2. Non-Solicitation of Employees. Spectera agrees that commencing on the date hereof and for a period of one (1) year after Closing, Spectera shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any of the employees listed on Exhibit B attached hereto and made a part hereof not to become employed by SBMC or to leave SBMC for any reason whatsoever. SBMC agrees that commencing on the date hereof and for a period of one (1) year after Closing, SBMC shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any employee of Spectera's Care Division to leave Spectera for any reason whatsoever.

     10.3. Enforceability. Each party acknowledges that the restrictions contained herein are reasonable, but agrees that if any court of competent jurisdiction shall hold any such restriction unreasonable as to time, geographic area, activities, or otherwise, such restriction shall be deemed to be reduced to the extent necessary in the opinion of the court to make it reasonable. The covenants of each party set forth herein are of the essence of this Agreement; they shall be construed as independent of any other agreement between SBMC and Spectera and the existence of any claim or cause of action by the restricted party against the other, whether predicated on this Agreement or not, shall not constitute a defense to the enforcement by the other party against the restricted party.

     10.4 Each party acknowledges that a violation of any of the agreements or covenants contained in this paragraph 10 or paragraphs 17 or 18 below could cause irreparable injury to the other party and there may be no adequate remedy at law for such violation. In the event of a breach by either party of the said provisions of this Agreement, the other party shall have the right, in addition to any other remedies available to it at law or in equity, to enjoin the violating party or any of the violating party's representatives, agents, subsidiaries, affiliates, employees of the violating party or any party retaining the services of any of the foregoing, in a court of equity from violating any of the provisions hereof. This subsection shall not be construed to limit in any manner whatsoever any other rights and remedies either party may have by virtue of any breach of this Agreement.

     11. Broker's Fees. Each party hereto represents to the other that it has not engaged a broker nor will it be obligated to pay any fee or commission in connection with the transactions contemplated by this Agreement.

     12. Taxes. SBMC covenants and agrees to pay promptly any taxes that are due or become due in connection with the transfer of the Business or otherwise pursuant to this Agreement.

     13. Maryland Law. This Agreement shall be construed, interpreted and enforced according to the laws of the State of Maryland.

     14. Notices. Any notice given pursuant to this Agreement shall be in writing and shall be delivered by mail, telex, facsimile or personally: to SBMC, Spencer Vavas, President and Senior Consultant, 111 South Calvert Street,
Suite 2640, Baltimore, Maryland 21202; to Spectera, Blaise Sedney and Oscar Camp, 2811 Lord Baltimore Drive, Baltimore, Maryland 21244.

     15. Amendments. This Agreement constitutes the entire Agreement between the parties and all other communications prior to its execution, whether written or oral, with reference to the subject matter of this Agreement are superseded hereby. No amendment to this Agreement shall be binding unless in writing and signed by both parties.

     16. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

     17. Announcement. No party to this Agreement has made or will make, issue or release any public announcement, statement or acknowledgment of the existence of or reveal the terms, conditions and status of, the transactions provided for herein, or the course of dealing between the parties regarding the services rendered by Spectera to SBMC in connection with IWIF, without the written consent of the other party, provided that, such communication may be made to IWIF by SBMC, the party's lawyers and accountants and parent companies, and after having given notice to the other party, a party may make any such release or announcement which is required by IWIF, which in the opinion of its counsel is necessary to comply with applicable law. Each party acknowledges that the other could suffer irreparable injury as a result of a violation of this paragraph, and that other shall be entitled to ex parte injunctive relief to remedy any such violation.

     18. Default. In the event that either party is in violation of the terms of this Agreement, the non-defaulting party shall give that party written notice specifying the nature of the default. The defaulting party shall have a period of fifteen (15) days in which to cure the default, and if the default is of such a nature that it cannot be cured within fifteen (15) days, then the defaulting party shall commence to cure the default within fifteen (15) days and shall thereafter complete the cure within a reasonable time not to exceed sixty
(60) days. Closing shall be delayed to allow a defaulting party to cure its default, provided


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
that Closing shall not be delayed for any default that can be cured by the payment of money, and the defaulting party shall place in escrow with the respective counsel of the parties an amount necessary to cure the default. Notwithstanding anything to the contrary herein contained, it shall be a non-curable default by Spectera, without the necessity of notice from SBMC, if all of the conditions precedent set forth in Section 3.2 hereof have been satisfied and Spectera is unable to convey at Closing good and marketable title to the Business Assets, other than the Software, free and clear of all liens and encumbrances. It shall be a non-curable default by SBMC, without the necessity of notice from Spectera, if all of the conditions precedent set forth in Section 3.3 hereof have been satisfied, and SBMC does not pay the purchase price at Closing. In the event of a default, which is not cured within any applicable grace or notice period herein contained, the non-defaulting party shall be entitled to the remedy of specific performance against the defaulting party in addition to any and all other remedies available to it at law or in equity. Each party acknowledges that the other could suffer irreparable injury as a result of a violation of this paragraph, and that the other shall be entitled to ex parte injunctive relief to remedy such violation.


     19.    Cooperation.   The parties hereto recognize that they have
negotiated and executed this Agreement on an expedited basis and that their future cooperation will be necessary to implement the terms of this Agreement. Spectera and SBMC each covenant to the other that each will furnish its good faith, reasonable cooperation after the execution hereof to carry out and implement the terms and intent of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

WITNESS:                                    SPECTERA INC.


WITNESS:

    [SIG]                                  By:         [SIG]
---------------------                          ---------------------------

                                           Its:        [SIG]
                                                ---------------------------


WITNESS:                                   STATUTORY, BENEFITS
                                           MANAGEMENT CORP
    [SIG]
---------------------                      By:         [SIG]
                                               ----------------------------

                                           Its:        CEO
                                                ---------------------------


     FOR AND IN CONSIDERATION of the sum of One Dollar ($1.00), the sufficiency and adequacy of which are hereby acknowledged, Corporate Healthcare Financing, Inc. hereby guarantees the prompt payment and performance by SBMC of its obligations under this Agreement, the Consulting Agreement and any other documents executed in connection herewith.



WITNESS:                                        CORPORATE HEALTHCARE
                                                FINANCING INC.

    [SIG]                                       By:      [SIG]
--------------------                               ------------------------

                                                Its:     CEO
                                                    -----------------------

                                                                EXHIBIT C


 Loch Raven Expenses Included:

 Salaries
 Employee Benefits
 Social Security Tax
 Unemployment Tax
 Office Supplies
 Postage
 Rent
 Repairs & Maint.
 Rented Equipment
 Telephone
 Travel, Meals & Lodging
 Utilities
 Computer Expenses
 Consulting Fees
 Employee Fees
 Insurance Expense
 Professional Fees
 Advertising
 Self Insured Medical Claims
 Legal/Grant
 Fixed Assets

Home Office Expenses Excluded:

Salaries
    Maint. Staff
    Human Res. Staff
    Purchasing Staff
    Accounting Staff
    Computer Staff
    Care Staff
Benefits & Taxes
Repairs & Maint.
Consulting
Travel, Meals & Lodging
Telephone Expenses
Self Insured Medical Claims

                                  TOWSON CARE
                                  FIXED ASSETS
                           THROUGH SEPTEMBER 30,1996



Vendor                                   Amount

                                      $  761,151
                                      ==========

Computer Equipment                    $  242,376
Equipment                                252,318
Furniture and Fixtures                   191,565
Computer Software                        749,891
New assets Approximately                  90,000


     TOTAL FIXED ASSETS               $  851,151
                                      ==========

                                  TOWSON CARE
                                  FIXED ASSETS
                           THROUGH SEPTEMBER 30, 1996



                Vendor                      Amount


 Computer Software
 Fred Rothenberg & Assoc.
    E-Z Cap software (Total $63,500)       $  31,750
    Balance due                               31,750
    E-Z Cap user conference                      225
 Best Buy                                        522
 IDIS Corporation                                517
 Sterling Commerce Interchange                10,127
                                           ---------
   TOTAL                                   $  74,891
                                           =========



                                  TOWSON CARE
                                  FIXED ASSETS
                           THROUGH SEPTEMBER 30,1996




      Vendor                                                       Amount

 Furniture and Fixtures
 Circuit City Stores                                            $    472
 Corporate Express                                                 1,214
 Douron, Inc.                                                      2,060
 Douron, Inc.                                                      2,685
 Douron, Inc.                                                      9,170
 Douron, Inc.                                                      1,435
 Douron, Inc.                                                      2,121
 Douron, Inc.                                                      1,789
 Douron, Inc.                                                      4,713
 MSA Industries                                                       50
 MSA Industries                                                       50
 MSA Industries                                                   16,610
 Price Modern                                                    130,475
 Price Modern                                                      2,886
 R and S Electric                                                 49,728
 Safemasters                                                       1,739
 Sam's Club                                                        1,367
 Shirlen Co. Ltd Partnership   Rent Depos                          8,000
                                                                --------
   TOTAL                                                        $191,565
                                                                ========


                                  TOWSON CARE
                                  FIXED ASSETS
                           THROUGH SEPTEMBER 30, 1996



         Vendor                                    Amount
  EQUIPMENT
  Advance Business Systems                     $   10,909
  Advance Business Systems                         10,389
  Advance Business Systems                          1,199
  Call One                                          1,984
  Fijitsu                                           1,012
  Fijitsu                                         114,430
  Fijitsu                                           8,637
  ON Technology Corporation                         2,922
  ON Technology Corporation                         4,798
  Pitney Bowes                                      5,446
  Pitney Bowes - balance due                       10,893
  Seltronics, Eyretel                              76,017
  TSI                                               2,217
  T. Talbott Bond                                   1,465
                                               ----------
   TOTAL                                       $  252,318
                                               ==========

                                  TOWSON CARE
                                  FIXED ASSETS
                           THROUGH SEPTEMBER 30, 1996


         Vendor                                    Amount
  COMPUTER EQUIPMENT
  Belair Computers                              $  25,385
  Cabletron Systems                                11,092
  Comp USA                                            740
  Comp USA                                          1,134
  Comp USA                                          1,644
  Comp USA                                          1,018
  COMP USA                                          2,192
  Dell Computers                                   46,006
  Dell Computers                                   17,094
  Dell Computers                                   34,188
  Docutech                                          8,098
  Docutech                                            227
  Docutech                                          1,272
  Docutech                                          5,077
  Docutech                                          2,541
  Docutech                                          4,424
  DPI Business Info Systems                        10,672
  DPI Business Info Systems                        38,733
  DPI Business Info Systems                           302
  DPI Business Info Systems                           472
  DPI Business Info Systems                         6,333
  DPI Business Info Systems                           541
  DPI Business Info Systems                           520
  DPI Business Info Systems                         3,545
  DPI Business Info Systems                         3,545
  Glen Burnie Computerized Acctg Systems.           1,163
  Interconnect                                     14,420
                                                ---------
        TOTAL                                   $ 242,376
                                                =========


              EXHIBIT A

              (ii)  Third party contracts:
              Pitney Bowes - Mail Machine
              Advance Business System - Copiers & Shredder
              T. Talbert Bond - Fax Machine
              Broadway Services, Inc. - Cleaning
              Wells Fargo - Alarm
              Service America Corporation - Food Service

                                     LEASE


                                 By and Between



                 SHIRLEN COMPANY LIMITED PARTNERSHIP, Landlord


                                      and



                             SPECTERA, INC., Tenant

                               TABLE OF CONTENTS

                                                                            Page


        I.         TENANCY ..................................................  1
        II.        SECURITY DEPOSIT .........................................  6
        III.       REAL ESTATE TAXES ........................................  7
        IV.        COMMON AREA DEFINITION AND CHARGE ........................  8
        V.         INSURANCE ................................................  9
        VI.        FIRE OR OTHER CASUALTY ................................... 11
        VII.       PREMISES OCCUPANCY AND MAINTENANCE ....................... 11
        VIII.      OPERATING RULES AND REGULATIONS .......................... 12
        IX.        EMINENT DOMAIN ........................................... 12
        X.         LANDLORD'S CONTROL AND MAINTENANCE ....................... 13
        XI.        ASSIGNMENT AND SUBLETTING ................................ 13
        XII.       SUBORDINATION AND ATTORNMENT ............................. 14
        XIII.      LANDLORD'S LIABILITY ..................................... 16
        XIV.       TENANT'S DEFAULT ......................................... 17
        XV.        EFFECT OF BREACH ......................................... 18
        XVI.       ACCESS BY LANDLORD ....................................... 22
        XVII.      ESTOPPEL CERTIFICATE ..................................... 23
        XVIII.     BROKERAGE COMMISSION ..................................... 23
        XIX.       NOTICES .................................................. 24
        XX.        RECORDATION .............................................. 24
        XXI.       SUCCESSORS AND INCLUDED PERSONS .......................... 24
        XXII.      RIGHTS OF AND CLAIMS AGAINST LANDLORD .................... 25
        XXIII.     GOVERNING LAW ............................................ 26
        XIV.       SEVERABILITY; REDUCTION OF-CHARGES ....................... 26
        XXV.       NO MERGER ................................................ 27
        XXVI.      TIME OF THE ESSENCE ...................................... 27
        XXVII.     COMMERCIAL PURPOSE ....................................... 27
        XXVIII.    COUNTERPARTS ............................................. 27
        XXIX.      ENTIRE AGREEMENT ......................................... 27

     Signature Page ......................................................... 28
     Exhibit A .............................................................. 29
     Exhibit B .............................................................. 30
     Exhibit C .............................................................. 31
     Addendum B - Rules & Regulations ....................................... 32

                                     LEASE


     THIS LEASE, entered into this 23RD day of April 1996, by and between SHIRLEN COMPANY LIMITED PARTNERSHIP, (the "Landlord"), whose address is 8605 Silver Meadow Lane, Baltimore, Maryland 21236, and SPECTERA, INC., a Maryland Corporation ("the Tenant"), whose address is 2811 Lord Baltimore Drive, Baltimore, Maryland 21244.

     NOW THEREFORE, in consideration of the premises, the mutual terms, covenants and conditions, the receipt and sufficiency whereof is hereby mutually acknowledged, together with the rent reserved to be paid by Tenant to Landlord, the parties do hereby agree and covenant as follows:

     I. TENANCY:

          A*     Premises.     Landlord owns and operates two (2) buildings
     known as 8725 and 8727 Loch Raven Boulevard, Baltimore County, Maryland (the "Complex"). The Complex contains a total of approximately 112,242 square feet of gross leasable area.

               i. Landlord hereby leases to Tenant and Tenant hereby rents from Landlord in the building known as 8725 Loch Raven Boulevard, Baltimore County, Maryland (the "Facility"), that portion of the second floor (third counting the mezzanine) designated on the attached Exhibit A, comprising of approximately 8,000 square feet of space (the "Premises"). In order to define this space precisely as to square footage, the demising walls will be installed by the Landlord and the actual gross leasable area (the "G.L.A.") will be determined by actual measurement.

               ii. With the Lease of this space, Landlord currently leases approximately 42,000 square feet in the Facility. Tenant's share of common area fees will be based on actual space in the Facility leased by Tenant. The total available space in the Facility is approximately 66,821 square feet.

               iii. This Lease is subject to any conditions, restrictions, agreements limitations, encumbrances, and easements appearing of record, zoning ordinances and regulations now existing, or that may hereafter exist during the Term (as defined below), and any easements for public utilities heretofore granted or reserved.

          B. Term. The initial term (the "Initial Term") of this Lease shall be five (5) years, beginning on the earlier of thirty (30) days following completion of Landlord's improvements to the Premises or the date on which Tenant begins to operate its business at the Premises (the "Commencement Date"). If the term shall commence or end on a date other than the lst day of the month, the five (5) year term shall commence on the lst day of the next full month.

          C.   Common Areas.    The Tenant shall have the non-exclusive use
     of the common areas of the Facility for ingress and egress of its customers and employees; non-exclusive access to common areas servicing the Premises; and non-exclusive use of designated parking areas serving the Facility (subject to Landlord's regulation of employee parking).

          D. Rent. All payments of Base Rent and all Additional Rent (as such Terms are defined below and are collectively, the "Rent") shall be made to Landlord at the address specified in Section XIX herein. If Tenant fails to pay part or all of the Rent within ten (10) days after it is due, Tenant shall also pay a late charge equal to five percent (5%) of the unpaid Rent to cover the extra expense incurred by Landlord as a result of a delinquent payment, which late charge shall be deemed Additional Rent. Any payment, made by the Tenant to the Landlord on account of Rent may be credited by the Landlord to the payment of any Rent then past due before being credited to Rent currently falling due. Any such payment which is less than the amount of Rent then due shall constitute a payment made on account thereof, the parties hereto hereby agreeing that the Landlord's acceptance of such payment (whether or not with or accompanied by an endorsement or statement that such lesser amount or the Landlord's acceptance thereof constitutes payment in full of the amount of Rent then due) shall not alter or impair the Landlord's rights hereunder to be paid all of such amount then due, or in any other respect.

               (1) Base Rent. Tenant shall pay Landlord, as base rent (the "Base Rent") during the term of the Lease, in twelve (12) equal monthly installments, in advance, on or before the first day of each calendar month without demand, abatement, deduction, recoupment, or setoff, the sums calculated as follows based on the G.L.A. as determined pursuant to Section A above:

                         lst Year -  $6.00 per square foot
                         2nd Year -  $6.50 per square foot
                         3rd Year -  $7.00 per square foot

                   4th Year - $7.50 per square foot
                   5th Year - $8.00 per square foot



               (2) Commencement of Rent. In the event that the Commencement Date does not occur on the first of the month, rent for the initial short period
shall be pro rated over the portion of the remaining initial month.    For
example, if Tenant opens for business on the 10th of May, Tenant shall pay Landlord monthly Base Rent times 10/31. For purposes of future rent computation, the anniversary date of each year shall be the first full month when Rent was initially due.


               (3) Additional Rent. All charges and amounts payable by Tenant under this Lease, other than Base Rent, shall be deemed additional rent ("Additional Rent"), regardless of whether such charges or amounts are specifically so identified. Unless otherwise indicated in this Lease, all payments of Additional Rent are due fifteen (15) days after the rendering of an invoice therefor, without any deductions, set-offs, or counterclaims, and failure to pay such sums of money or charges shall carry the same consequences as Tenant's failure to pay Base Rent,



          E. Option to Extend Term. Tenant, provided it is not in default under the terms of this Lease Agreement, shall have the right to renew this Lease for two (2) additional three (3) year terms (the "Option Term"), commencing immediately upon the expiration of the last day of the Initial Term or the first Option Term, as applicable, under this Lease. During each year of the Option Terms, Tenant shall pay to Landlord as follows:



                 As to the first three (3) year extension term:

                   6th Year -    $8.32 per square foot
                   7th Year -    $8.65 per square foot
                   8th Year -    $9.00 per square foot


                 As to the second three (3) year extension term:


                   9th Year -    $ 9.36 per square foot
                  10th Year -    $ 9.73 per square foot
                  11th Year -    $10.12 per square foot



This Base Rent during the option Terms shall be payable in twelve (12) equal monthly installments, in advance on the 1st day of each month, without demand, deduction or setoff. All terms and provisions of this Lease shall remain in effect during each of the Option Terms. The Initial Term and the Option Term(s) are hereafter collectively referred to as the "Term".

               (1) The Tenant shall give Landlord ninety (90) days written notice of its intention to exercise each Option Term. Time is of the essence. Such Option Term shall be subject to all terms and conditions of the original Lease between the parties, except as expressly modified by this option.

               (2) In the event that Tenant does not give Landlord written notice of its intention to exercise an Option Term within one hundred twenty (120) days of the end of the Initial Term or the end of the first Option Term, as applicable, Landlord shall have the right, beginning one hundred twenty (120) days prior to termination of Tenant's tenancy, to show the Premises to prospective Lessees. This right shall be exercised during normal business hours and Landlord shall give Tenant at least twenty-four
     (24) hours notice prior to exercising Landlord's option to show the Premises.

          F. Use: Tenant agrees to use the Premises in a clean, safe, orderly and sanitary manner solely for non-medical business offices and not for retail sales, warehousing or any other use, unless otherwise approved by the Landlord. Any use of the Premises, which is not stated herein or specifically approved in writing by Landlord, shall constitute a default under this Lease.

          G.   Landlord Improvements.    Subject to force majeure conditions or
     other causes beyond its reasonable control, Landlord will, as promptly as possible, perform the work, if any, as described in Exhibit B, at any time after Landlord reasonably believes that enough of Landlord's work has been done to permit Tenant to begin Tenant's work, Landlord, shall send Tenant
     notice thereof.   Promptly after Landlord furnishes notice to Tenant,
     Tenant shall, at its sole cost, prepare the Premises for its use and occupancy by doing all of the work required of Tenant, including, without the limitation, installation of its fixtures and equipment.

          H. Tenant Improvements.

               (1) Landlord's Approval. Tenant agrees to make the following improvements to the Premises, at its sole expense, as outlined on Exhibit
     C. If Tenant desires to make additional improvements to the Premises such improvements shall be subject to the prior written approval of Landlord.

               All improvements shall be done in accordance with applicable building codes and in compliance with the Americans with Disabilities Act and Regulations, and after receipt of building permits and any required zoning or building code variances. All improvements shall be performed by contractors acceptable to Landlord, which contractors must hold valid licenses, as required by the controlling municipalities. Such contractors shall be insured and bonded to the extent required by Landlord to protect its interest. The Tenant shall obtain all necessary building permits, use and occupancy permits, and shall specifically, with respect to all common elements, comply with fire code requirements requiring two hour fire code walls and B label or better doors. Any necessary drawings for Tenant's improvements shall be by way of licensed architect, engineer or authorized builder. The Landlord shall approve any color scheme and lighting for the Tenant Premises, which approval shall not be unreasonably withheld.

               All Tenant improvements shall become the property of Landlord upon termination of this Lease. The Tenant shall construct all improvements pursuant to a set of plans and specifications approved by the Landlord which shall be constructed at Tenant's sole expense and which shall be constructed by contractors approved by the Landlord.

          (2) Liens. No work performed by Tenant pursuant to this Lease, whether in the nature of erection, construction, alteration or repair, shall be deemed to be for the immediate use and benefit of Landlord, and no mechanic's or other lien shall be allowed against Landlord by reason of any consent given by Landlord to Tenant to improve, alter or repair the Premises. Tenant shall pay promptly all persons furnishing labor and/or materials with respect to any work performed by Tenant or its contractor on or about the Premises. In the event any mechanic's or other lien shall at any time be filed against the Premises by reason of work, labor, services or materials performed or furnished, or alleged to have been performed or furnished, to Tenant or to anyone holding the Premises through or under Tenant, Tenant shall forthwith cause the same to be discharged of record or bonded to the satisfaction of Landlord. If Tenant shall fail to cause such lien to be so discharged or bonded within fifteen (15) days after being notified of the filing thereof, the Landlord, in addition to any other right or remedy of Landlord, may bond or discharge the same by paying the amount claimed to be due and the amounts so paid by Landlord including reasonable attorney's fees incurred by Landlord either in defending against such lien or in procuring the bonding or discharge of such lien, shall be due and payable by Tenant to Landlord as Additional Rent.

     (3) Signs. Except as provided above, Tenant shall not erect, display or maintain, or permit to be erected, displayed or maintained, any sign, picture, advertisement, awning, canopy, merchandise, notice, or light on the outside of the exterior of the Premises without having secured the written approval of Landlord, and further, Tenant shall not erect, display, or maintain any illuminated sign or signs or lights in or about the show window or front of the Premises which shall be visible to the exterior without first securing the written approval of Landlord and subject to Tenant's obtaining governmental approval. Tenant shall pay all costs in connection with permitting, erecting and maintaining its signage.

     I.  Right of First Refusal.    In the event that Landlord
receives an acceptable offer to lease any other portion of the second floor of the Facility, Landlord shall give Tenant notice of such offer and the opportunity for Tenant to match such offer. However, Tenant's agreement to match the offer (exercise its right of first refusal) must be received by Landlord within seven (7) days of the time Landlord has notified Tenant in writing of the offer. In addition, Tenant shall have a period of nine (9) months from the date of this Lease to lease additional contiguous space on the second floor of the Facility on the same terms and conditions as are stated in this Lease.

     J.  Parking.     Landlord confirms that it has the right to
additional parking spaces on the Days-Inn parking lot and will provide in excess of 250 parking spaces for the Complex, including the spaces provided on the Days-Inn parking lot.

     II. SECURITY DEPOSIT: Landlord hereby acknowledges receipt from Tenant the sum of EIGHT THOUSAND DOLLARS ($8,000.00) as a
security deposit (the "Security Deposit").    The Security Deposit
will be held by Landlord, without interest accruing thereon, as security for performance by Tenant of the terms and conditions of this Lease. In no instance shall the amount of such Security Deposit, whether or not applied, be considered as a measure of liquidated damages. All or any part of the Security Deposit may be commingled with other funds held by Landlord and applied by Landlord in total or partial satisfaction of the costs incurred by Landlord to cure any default by Tenant. If any part of the Security Deposit applied Landlord to an obligation of Tenant, Landlord shall require Tenant to restore the Security Deposit to its original amount by giving notice to Tenant and Tenant shall immediately restore such Security Deposit by payment thereof to Landlord. It is understood and agreed that should Landlord convey its interest under this Lease, the Security Deposit shall be turned over by Landlord to Landlord's grantee or transferee, and upon any such delivery of Security Deposit, Tenant hereby releases Landlord herein named of any and all liability with respect to the Security Deposit, its application and return, and Tenant agrees to look solely to such grantee or transferee, and it is further understood that this provision shall apply to subsequent grantees and transferees.

     III.  REAL ESTATE TAXES:

           A. Payment of Taxes. Landlord shall be responsible for payment of all real estate taxes, ad valorem taxes and general or special assessments of every kind, as defined above, for the
Facility.   Tenant shall pay as Additional Rent all other taxes,
fees, assessments and public charges imposed upon its business operation, leasehold interest and improvements, fixtures, equipment, merchandise and personal property of any kind owned, installed or used by Tenant in, on or upon the Premises. In the event Tenant's aforesaid obligations are assessed together with Landlord's obligations, Landlord shall reasonably and equitably apportion such assessment which shall be binding upon Tenant.

           B. Tenant's Share of Tax Increases. Tenant shall pay its share of the increase in Real Estate Taxes over the base period
July 1, 1995 to June 30, 1996.  In the event those Real Estate
Taxes are reduced, Tenant shall be given the benefit by way of a common area charge offset or credit against rent to the extent of such reduction. The Tenant's share will be determined by taking the total of the Tenant's G.L.A. of the Premises divided by the G.L.A. of the Facility and multiplied by the increase. For example, if the Tenant's G.L.A. is 13,000 square feet and the Facility's G.L.A. is 40,000 square feet, any such increase shall be multiplied by a factor of .325.

     Landlord agrees to appeal the Real Estate Tax Assessment at Tenant's request, provided that Tenant shall pay all expenses incurred by Landlord as a result of that appeal.

     Within ninety (90) days of receipt by Landlord of its new
Real Estate Tax statement, Landlord shall prepare a statement, verified by Landlord's representative, showing any increase in real estate taxes and Tenant's share. Tenant's share shall be paid to the Landlord as Additional Rent within thirty (30) days of receipt of the statement by Tenant.

     IV. COMMON AREA DEFINITION AND CHARGE:

         A. Definition: Common Area. The Common Area shall be defined as all automobile parking areas, driveways, entrances and exits thereto, and other facilities furnished by Landlord, if any, in or near the Facility and those areas used in common with 8727 Loch Raven Boulevard, including employee parking areas, pedestrian sidewalks and ramps, landscaped areas, exterior stairways, rest rooms and other areas and improvements provided by Landlord for the general use, in common, of tenants, their officers, agents, employees and customers. The Common Area shall also include the sprinkler system serving the Facility. The Common Area shall be maintained by Landlord as provided in Section X herein.

     B. Payment of Common Area Charge. Within ninety (90) days of the end of the prior calendar year, Landlord shall prepare a statement for the prior year, verified by Landlord's representative, showing the Operating Costs, Tenant's Share and Tenant's payments. If such Share exceeds Tenant payment, then the balance is due Landlord within sixty (60) days as Additional Rent. If such Share is less than Tenant's payments, Landlord shall either refund the difference or credit Tenant, at Landlord's election. This sum shall be included as Additional Rent. However, the parties agree that during the term of this Lease including extensions, that this Common Area charge shall not exceed an amount equal to $1.00 per square foot of G.L.A.

     C. Common Area Charge Defined For purposes of this
Section IV, the Common Area Charge paid by the Tenant shall be attributed to the total cost and expense (other than principal and interest payments made by Landlord on any mortgage or expenditures for capital improvements) incurred by Landlord in the repair, maintenance and operating of the office portion of the Facility, including the entrance, elevator, stairwell and parking area which services it, as well as the janitorial service for that common area, NO JANITORIAL SERVICE SHALL BE PROVIDED TO TENANT'S
INDIVIDUAL PREMISES BY LANDLORD.    Common Area charges will also
include, but not be limited to: (i) utility services for the Common Area and water and sanitary sewer charges for the entire Complex; (ii) cleaning, snow removal, repainting, repairing, restriping of the parking for the Common Area for the Complex;
(iii) roof maintenance and repair of the Facility; (iv) maintenance and repair of the sprinkler system for the Facility; (v) direct payroll charges and costs in connection with any of the foregoing;
(vi) actual administrative costs regarding the administration of the Complex. It is agreed and understood that Landlord shall in the exercise of its reasonable judgment determine the amount, level and extent of any maintenance service or repair in connection with any of the foregoing. Landlord shall not be responsible for the collecting removal of Tenant's refuse and garbage, which shall be Tenant's responsibility. Unless otherwise agreed by the parties, Tenant shall not use and dumpster provided by Landlord for other Tenant's of the Complex,



     V. INSURANCE:

          A. Tenants Insurance. The Tenant, at Tenant's sole cost and expense, shall maintain and keep in effect through the Lease Term general public liability insurance against loss or liability in connection with bodily injury or death or property damage or destruction in or upon the Premises arising out of the use of any portion of the Premises by the Tenant or its agents employees, officers, invitees, visitors and guests. It shall have limits as may be reasonably required by Landlord from time to time, but in any event, not less than $500,000.00 per person, $1,000,000.00 per occurrence for bodily injury and $50,000.00 property damage. The insurance coverage required of Tenant shall, in addition, extend to any liability of Tenant arising out of Tenant indemnities or obligations under this Lease. However, the insurance policy shall not cover the obligation of Tenant to pay Rent or Additional Rent to Landlord under this Lease. The Tenant shall also provide insurance covering Tenant's improvements and property insurance covering all of the items included in Tenant's leasehold improvements, including alterations, heating, ventilation and air conditioning equipment, trade fixtures and personal property in or upon the Premises, in an amount not less than their full replacement cost during the Lease Term, which provides protection against perils included within the standard Maryland form of fire and extended coverage insurance policy, together with coverage against sprinkler damage, vandalism and malicious mischief. Such policies aforesaid shall name the Landlord, any other parties in interest designated by Landlord from time to time, and the Tenant as the insured parties; shall provide that they shall not be cancelable without at least thirty (30) days prior written notice to the Landlord; and shall be issued by insurers of recognized responsibility, licensed to do business in Maryland. At least ten (10) days prior to the commencement of the Lease Term, Tenant shall present to Landlord a certificate of insurance, acceptable to Landlord or the originals or a signed duplicate copy of such policies shall be delivered by the Tenant to the Landlord, and at least thirty (30) days before any such policy shall expire, the Tenant shall deliver the original or a signed duplicate of a replacement policy to the Landlord or a Certificate of Insurance acceptable to Landlord.

     B. Landlord's Insurance.  The Landlord, during the Lease
Term, shall maintain insurance covering Landlord's Facility, including Tenant's improvements to Tenant's Premises which have become fixtures to the Premises (excluding Tenant's required insurance) in an amount not less than 100% of full replacement cost providing protection against perils included in a standard Maryland form of fire and extended coverage; insurance against sprinkler damage, vandalism and malicious mischief; and Landlord may carry rent insurance on the Premises, not to exceed eighteen (18) times the sum of the prorated, monthly Base Rent, plus estimated Additional Rent herein.

     C. Tenant's Share of Insurance Increases. Tenant shall pay its share of the increase in Landlord's Insurance over the base period ending July 31,1996. The Tenant's share shall be determined by taking the total of Tenant's G.L.A. divided by the G.L.A. of the Facility and multiplied by the increase. For example, if the Tenant's G.L.A. is 13,000 square feet and the Facility's G.L.A. is 40,000 square feet, any such increase shall be multiplied by a factor of .325. In the event that Landlord's Insurance is decreased over the base period, Tenant shall be given the benefit by way of a common area charge offset or credit against rent to the extent of such reduction.

     D. Waiver. Notwithstanding any other provisions of this Lease to the contrary, Landlord and Tenant hereby waive any right that each may have against the other on account of any loss or damage occasioned to its property arising from any risk generally covered by a standard Maryland form of fire and extended coverage policy, including insurance against sprinkler damage, vandalism and malicious mischief, whether or not such a policy shall be in force. The parties also each, on behalf of their respective insurance companies insuring the property of either Landlord or Tenant against any such loss, waive any right of subrogation that such insurance companies may have against Landlord, any other parties, tenant or occupants, or Tenant as the case may be. If either Landlord or Tenant shall be unable, after using best efforts, to obtain and/or maintain the waiver of subrogation set forth in the immediately preceding sentence from its insurance carrier(s) (or from any other insurance carrier(s) without substantial increased cost) and shall so notify the other party of such inability within thirty (30) days thereafter, then the above mutual waiver of subrogation and mutual waiver of liability shall no longer be effective until the mutual waiver of subrogation is again obtainable by both parties.

     VI. FIRE OR OTHER CASUALTY: In the event the Premises are damaged by fire, the elements, unavoidable accident or other casualty, Landlord shall promptly repair the Premises and if the Premises are not thereby rendered untenantable, in whole or in part, the Rent shall not abate; or if untenantable in part, rent shall abate proportionately during untenantability; or if wholly untenantable, Rent shall abate entirely during untenantability.

     In no event shall Landlord be liable for interruption of Tenant's business, damage or loss of Tenant's personalty of any kind or leasehold improvements. If the Premises are rendered wholly untenantable, or damaged for any cause not covered by Landlord's insurance or substantially damaged, or if the Facility of which the Premises are a part, but not the Premises, is damaged to the extent that in Landlord's judgment, demolition of the Facility and/or the Premises is necessary, then in any such event, either party may terminate this Lease by giving the other party written notice within thirty (30) days of the occurrence. Tenant's Base Rent, Additional Rent and other charges shall be adjusted as of cancellation date.

     VII. PREMISES OCCUPANCY AND MAINTENANCE: Tenant shall, at its cost and expense pay the costs of all utilities which service the Premises including electricity for its general use, (including heating and air conditioning), and any other utilities necessary to service Tenant's Premises. Also, Tenant shall: (1) Maintain the Premises in good and tenable condition; (2) Prevent waste; (3) Promptly inform Landlord of needed repairs to the Premises that are Landlord's responsibility; (4) Maintain all equipment and fixtures installed by Tenant; (5) Provide and maintain Tenant's telephone service; (6) Maintain all fire/emergency egress free and clear of obstruction; (7) Not overload electrical service provided and install, upon Landlord's approval, additional electrical wiring required in connection with Tenant's needs; (8) Permit no mechanic's liens or similar impediments to be imposed upon the Premises; (9) Not make any significant alterations to the Premises without Landlord's prior written approval or as provided herein;
(10) Make no structural alterations whatsoever except as provided herein; (11) Otherwise comply with all obligations and responsibilities under this Lease; (12) At its sole expense, for the first $3,000.00 of annual costs, maintain a maintenance and service agreement on Tenant's heating and air conditioning system which may he assignable at the end of the lease term to Landlord (Tenant shall provide Landlord with evidence of such agreement upon request); (13) Providing for the collection and removal of Tenant's refuse and garbage; and (14) Maintain any of Tenant's signage. As to Item 12 above, Landlord shall be responsible for the annual expense in excess of $3,000.00 per year.

     Landlord shall, at its expense, maintain all utility and mechanical systems and structural components in or servicing the Premises under Landlord's exclusive responsibility, which are
located outside of the Premises, except for      Tenant's heating,
ventilating and air conditioning systems, which shall be maintained by Tenant.

     VIII. OPERATING RULES AND REGULATIONS: Tenant shall faithfully observe and comply with the rules and regulations that Landlord shall from time to time promulgate, including, but not limited to, that set forth in Addendum B. The Landlord shall have the right from time to time to make modifications, additions or deletions to the Rules and Regulations, provided they do not unreasonably and substantially interfere with Tenant's covenants to quiet enjoyment and beneficial use, provided the same are uniformly applied by Landlord. The Landlord shall retain exclusive control over all common areas of the Facility, including Tenant's means of ingress/egress. However, at no time shall Landlord block the ingress of egress of Tenant.

     IX. EMINENT DOMAIN: If the whole or any part of the Premises shall be taken under the power of eminent domain, this Lease shall terminate as to the part so taken on the date Tenant is required to yield possession thereof to the condemning authority. The Landlord shall make such repairs and alterations as may be necessary in order to restore the part not taken, to useful condition. The Base Rent and Tenant's other obligations shall be proportionately adjusted for the portion taken. If the portion so taken substantially impairs the usefulness of the Premises for the authorized use, either party may terminate this Lease as of the date Tenant is required to yield possession. All compensation awarded for any taking of the fee and the leasehold shall belong to and be the property of Landlord; provided, however, that Tenant, and not Landlord, shall be entitled to any portion of the award which does not serve to reduce Landlord's award, and is made directly to Tenant in reimbursement for Tenant's cost of removal of its personalty, trade fixtures, moving and relocation costs.

        X. LANDLORD'S CONTROL AND MAINTENANCE: Landlord will maintain the common areas and public facilities in good condition and they shall be properly lighted during operating hours and a reasonable time thereafter. Landlord shall have the right to determine the nature and extent of the common areas; the right to make changes therein and thereto, which it deems, in its sole discretion, to be in the best interests of the Facility, provided the same does not unreasonably interfere with Tenants access to or use of the Premises, or reduce Tenant's customer parking, or the visibility of the Premises; or which result from laws, rules, regulations, guidelines or order, Landlord shall have the exclusive right to use all or any part of the roof, floor and walls exterior to the Premises for any purpose whatsoever, including expansion and/or alteration of the Facility, provided that access to the interior of the Premises shall not be materially altered; there is no encroachment upon interior of the Premises, and that Tenant and its invitees use and enjoyment of the Premises shall not be unreasonably denied. Landlord also reserves the right to enter upon Tenant's Premises should Tenant default in the performance, commission and/or omission of any of its obligations under this Lease Agreement, and cure the Tenant's default(s) if Tenant fails to cure after written notice and reasonable opportunity to cure without further notice to Tenant.



        XI. ASSIGNMENT AND SUBLETTING:

             A. Tenant shall not make or permit an Assignment of this Lease or any interest of Tenant herein, in whole or in part, by operation of law or otherwise, without first obtaining in each and every instance the prior written consent of Landlord, which consent may not be unreasonably be withheld. No less than thirty
(30) days prior to the effective date of a proposed Assignment, Tenant shall offer to reconvey to Landlord, as of the effective date, that portion of the Premises which is the subject of the proposed Assignment, which offer shall contain an undertaking by Tenant to accept, as full and adequate consideration for the reconveyance, Landlord's release of Tenant from all future Rent and other obligations under this Lease with respect to the Premises or the portion thereof so reconveyed. Landlord, in its absolute discretion, shall accept or reject the offered reconveyance within thirty (30) days of the offer, and, if Landlord accepts, the reconveyance shall be evidenced by an agreement in form and substance acceptable to Landlord. If Landlord fails to accept or reject the offer within the thirty (30) day period, Landlord shall be deemed to have rejected the offer; however, no such rejection by Landlord shall be deemed to be a consent to an Assignment.

     B. Any consent by Landlord to an Assignment shall be held to apply only to the specific transaction thereby authorized and shall not constitute a waiver of the necessity for such consent to any subsequent Assignment, including, but not limited to, a subsequent Assignment by any trustee, receiver, liquidator, or personal representative of Tenant. In the event Tenant executes an agreement to effect an Assignment, such agreement shall provide that (i) the subtenant or other occupier of space shall take subject to this Lease, (ii) the occupier shall also fulfill all obligations of Tenant under this Lease as they pertain to the portion of the Premises set forth in the Assignment, and (iii) with respect to such portion of the Premises the occupier shall be deemed to be Tenant under this lease.

     C. If this Lease or any interest herein be assigned or if the Premises or any part thereof be sublet, used, or occupied by anyone other than Tenant without Landlord's prior written consent having been obtained thereto, Landlord may nevertheless collect
Rent (including Additional Rent) from the assignee, sublessee, user, or occupant and apply the net amount collected to the Rents herein reserved. Furthermore, in any such event Tenant shall pay to Landlord monthly, as Additional Rent, the excess of the consideration received or to be received during such month for such Assignment (whether or not denoted as rent) over the Annual Rent reserved for such month in this Lease applicable to such portion of the Premises so assigned, sublet, or occupied. No such Assignment or collection shall be deemed a waiver of the covenant herein against Assignment by others, or the acceptance of the assignee, subtenant, user, or occupant as Tenant hereunder, or constitute a release of Tenant from the further performance by Tenant of the terms and provisions of this Lease. If this Lease or any interest of Tenant herein be assigned or if the whole or any part of the Premises be sublet or used or occupied by others, after having obtained Landlord's prior written consent thereto, Tenant shall nevertheless remain fully liable for the full performance of all obligations under this lease to be performed by Tenant, and Tenant shall not be released therefrom in any manner.

     D. If Tenant is a partnership and if at any time during the Term of this Lease any person or entity which at the time of the execution of this Lease owns a general partner's interest ceases to own such general partners interest, such cessation of ownership shall constitute an Assignment of this Lease for all purposes of this Section, and Tenant shall promptly notify Landlord in writing of such change.

     XII.  SUBORDINATION AND ATTORNMENT:

     A. Subordination. Tenant's rights under this Lease are, and shall always be subject and subordinate to the operation and effect of any mortgage or deed of trust or any other instrument of financing now or hereafter placed upon the Facility or any part thereof by Landlord, or any renewal, modification, consolidation, replacement or extension of any such instrument (hereinafter collectively referred to as "Financing Instrument"). The foregoing sentence shall not authorize or allow any mortgagee, financing institution, lender any party acquiring title to the Facility as a result of a foreclosure or other sale under a Financing Instrument or by deed in lieu of foreclosure, or any other successor to or transferee of the rights of any mortgagee, financing institution, or lender (collectively, including any successor or transferee, "Bank") to cancel or affect any of Tenant's rights under this lease upon the default of Landlord for non-payment, bankruptcy or receivership. Tenant's rights under this Lease shall survive any action against Landlord. If the interest of the Landlord in the Facility shall be transferred to or owned by any Bank by reason of foreclosure or other proceedings brought by Bank, or by deed in lieu of foreclosure or in any other manner, Tenant shall be bound to Bank under all of the terms, covenants, and conditions of this Lease for the balance of the term thereof remaining and any extensions or renewals thereof that may be effected in accordance with any option therefor in this Lease. The foregoing provisions shall be self-operative, and no further instrument of subordination shall be necessary, but Tenant shall execute promptly any instrument of subordination that Landlord or Bank may request. In the event that Tenant fails to execute any instrument of subordination that Landlord or Bank may request within ten (10) days, beginning on the eleventh (11th) day, Tenant shall owe Landlord One Hundred Fifty Dollars ($150.00) per day to compensate Landlord as liquidated damages for the additional costs incurred by Landlord in satisfying its lender in accordance with this provision.

     B.   Attornment.   Tenant agrees that in the event that any
Financing Instrument creates a security interest in a Bank, Tenant hereby attorns to (a) any Bank as its Landlord when a Bank is in possession of the Facility, or (b) any receiver appointed pursuant to a Financing Instrument or in any action of proceeding to foreclosure any Financing Instrument, said attornment to be effective and self-operative without the execution of any further instrument on the part of Tenant or Bank, immediately upon Bank's succeeding to the interest of the Landlord in the Facility. Except as herein provided, the respective rights and obligations of Tenant and Bank upon such attornment, to the extent of the then-remaining balance of the term of the Lease, and any such extensions or renewals, shall be and are the same as now set forth herein, and Tenant will pay to Bank of the rents and other monies required to be paid by Tenant hereunder and perform all of the other terms, covenants, conditions and obligations of this Lease contained as if Bank were the original Landlord herein. Upon request, Tenant will execute a written Attornment Agreement in favor of Bank at such time as Bank succeeds to the Landlord's interest in the Facility.

     C. If Bank shall succeed to the interest of the Landlord under the Lease, Bank shall not be (a) liable for any act or omission of Landlord, (b) subject to any offsets or defenses that Tenant might have against Landlord, (c) bound by any rent, security deposit or additional rent which Tenant might have paid for more than two (2) months in advance to Landlord, (d) bound by any amendment or modification of the Lease made without Bank's consent, or (e) bound to Tenant beyond the date at which Bank shall transfer title to the Facility to a third party who assumes the rights and obligations of the Lease.

     XIII. LANDLORD'S LIABILITY: To the best of Landlord's knowledge, the water, gas, and sewer systems existing in the Complex are in good working condition as of the date of the execution of this Lease. Landlord shall not be liable to Tenant for any loss or damage that may be occasioned by or through the acts by or omissions of persons occupying space in any other part of the Facility, or for any loss or damage resulting to the Tenant or its property from bursting, stoppage or leaking of water, gas, or sewer pipes or for any damage caused by water leakage, or loss of property within the Premises from any cause whatsoever, except Landlord's gross negligence or willful acts or breach of this Lease. The Landlord shall not be required to reconstruct or reinstall any alterations, additions or changes done to the Premises by Tenant. Tenant covenants that neither the Landlord nor any owner of a portion of the Facility shall be liable for any damage, liability, injury to or death of any person or property during the Lease Term, arising out of the occupancy or enjoyment of the Premises by the Tenant or any other person therein, unless by Landlord's negligence, willfully caused tortious acts, or breach of this Lease. Tenant shall indemnify and save harmless Landlord, other owners, mortgagees, and other parties of interest, from all claims, actions, demands, costs and expenses, and liability whatsoever, including reasonable attorney's fees, on the account of any such claim, damage or liability and from all liens, claims or demands occurring in, on or arising out of Tenant's use or possession of the Premises. Except for liabilities covered by Tenant's required insurance under this Lease, Tenant shall not be liable for damage or injury occasioned by the negligence or willful acts of the Landlord. Landlord covenants that, provided Tenant is not in default under the Lease, Tenant shall have quiet enjoyment of the Premises.



     XIV. TENANT'S DEFAULT: This Lease is conditioned upon Tenant's faithful and punctual performance of all obligations, covenants, conditions, rules, regulations and agreements set forth in this Lease Agreement AND IN ALL OTHER LEASE AGREEMENTS BETWEEN THE PARTIES FOR PROPERTIES WITHIN THE COMPLEX WHICH ARE NOT COVERED BY THIS LEASE, IF ANY, IN PRESENT FORM OR AS modified from time to time where permitted or reserved. Tenant default(s) shall constitute a breach of this Lease, in addition to any rights or remedies under Maryland law.  By way of example rather than limitation, Tenant shall be in default by:
(1) failure to pay the Base Rent, Additional Rent and/or other charges herein reserved as Rent, on the days and time and at the place the same are due (subject to a late charge of 5% of Rent and the grace periods stated herein;
(2) failure to cure any non-monetary Tenant obligation, except holding over, within fifteen (15) days of written notice from Landlord; (3) failure to reimburse Landlord for cure of Tenant default within fifteen (15) days of demand for repayment; (4) failure to restore the security deposit; (5) failure to abide by and enforce rules and regulations after fifteen (15) days written notice to cure or comply; (6) failure to maintain the required Tenant insurance; (7) permitting an unauthorized assignment or sublet; (8) failure to comply with any zoning requirements or violation notices; (9) failure to comply with any building code, fire code, health code or similar regulations issued by a duly authorized governmental agency or authority; or (10) otherwise expose the Landlord to sanctions, tortuous claim or contractual claim not insured under Landlord's casualty and liability insurance or expressly consented to by the Landlord; or (11) DEFAULTING ON ANY PROVISION OF ANY LEASE AGREEMENT BETWEEN THE PARTIES (LANDLORD AND TENANT) FOR PROPERTIES WITHIN THE COMPLEX.

     It is further understood and agreed that the Landlord's acceptance of Rent or any other consideration shall not be deemed as an accord and satisfaction and Landlord shall have the absolute discretion to apply same against any sum for any period or any reason due hereunder without the same constituting a release of any other sums remaining due and unpaid and without release of any claims for Tenant's default. The failure to insist in any one or more instances upon the performance of any of the covenants and conditions of this Lease Agreement whether same constitutes a Tenant default, shall not be construed as thereafter waiving or relinquishing the Landlord's right to performance of any such covenants, conditions, rights or privileges, and same shall continue and remain in full force and effect and without waiver of default. Landlord's liability under a Landlord default shall be limited to Landlord's interest in the Facility only.

     The parties agree that Tenant shall have the right to dispute any additional charges of the Landlord. However, such dispute shall not relieve Tenant of the obligation to pay such amounts, pending settlement.



      XV. EFFECT OF BREACH.

          A. In the event of a breach of this Lease as set forth in Section XIV, Landlord shall have the option to do any of the following in addition to and not in limitation of any other remedy permitted by law or by this Lease: (i) to re-enter the Premises, using force if necessary, to dispossess Tenant and all other occupants from the Premises and to remove any or all of Tenant's property at the Premises, (ii) to store Tenant's property in a public warehouse or elsewhere at the cost, risk, and expense of Tenant, without Landlord's being deemed guilty of trespass or becoming liable for any loss or damage which may occur on Tenant's property, and (iii) upon fifteen (15) days' written notice to Tenant, which the parties agree is commercially reasonable, to sell in a commercially reasonable manner at public or private sale any or all of said property, whether exempt or not from sale under execution or attachment (such property being deemed charged with a lien in favor of Landlord for all sums due hereunder), with the proceeds of sale to be applied: first, to the costs and expenses of retaking, removal, storage, preparing for sale, and sale of the property (including reasonable attorney's fees); second, to the payment of any sum due hereunder to Landlord (including Rent, charges, and damages, both theretofore and thereafter accruing); and, third, any surplus to Tenant.

     B. Further, upon the occurrence of any such breach, Landlord, in addition to any other remedies it may have at law, in equity, by statute, or under any other provision of this Lease, shall have the right to terminate this Lease, as well as all right, title, and interest of Tenant hereunder, by giving to Tenant not less than thirty (30) days' advance written notice of Landlord election to cancel and to terminate this Lease. Upon the expiration of the time fixed in the notice of termination, this Lease and the balance of the Term then remaining, as well as all of the right, title, and interest of Tenant under this Lease, shall expire in the same manner and with the same force and effect (except for the Tenant's liability as hereinafter set forth) as if the expiration of the time fixed in the notice of termination was the date upon which the Term would normally have expired. Tenant shall then immediately quit and surrender the Premises and each and every part thereof to Landlord, and Landlord may enter upon the Premises, by force, summary proceedings, or otherwise. In any of such events, Landlord shall be entitled to the benefit of all provisions of the ordinances and public local laws of the city or county where the Property is located and of the Public General Laws of the State of Maryland dealing with the speedy recovery of lands and tenements held over by tenants or proceedings in forcible entry and detainer. Upon any entry or re-entry by Landlord, with or without legal process, Landlord shall also have the right to relet the Premises, from time to time, at the risk and expense of Tenant. No re-entry by Landlord with or without a declaration of termination shall be deemed to be an acceptance or a surrender of this Lease or as a release of the Tenant's liability for damages under the provisions of this Section. Landlord shall use reasonable efforts to mitigate its damages.

     C. Tenant further agrees (i) notwithstanding re-entry by Landlord with or without termination pursuant to the provisions of Subsection (a) of this Section, or (ii) if this Lease is otherwise terminated by reason of Tenant's default, or (iii) if Landlord retakes possession with or without process of law and/or re-enters with or without a declaration of termination, or (iv) if Landlord, following any of the foregoing events, lets or relets the Premises (whether once or more than once during the remainder of the Term, and upon such conditions as are satisfactory to Landlord) that Tenant shall, nevertheless, subject to such mitigation, in each instance, remain liable for the performance of any covenant of this Lease then in default and for all Rent and all other charges and damages which may be due or sustained before and after the date of default, together with the cost of seizure and repossession of the Premises and reasonable attorney's fees incurred by Landlord as a result of the breach of this Lease.

     D. In any of the events described in the preceding Sub-section, Tenant agrees that it will remain liable to Landlord for liquidated damages to be calculated and paid as follows: (1) Tenant shall pay an amount of money equal to the total amount of Rent and all other payments and charges which would have become payable during the unexpired portion of the Term remaining at the time of re-entry, repossession, or termination, less the net amount of Rent, if any, received by Landlord during the remaining Term from others to whom the Premises may be rented, at such times, upon such terms and conditions and at such rentals as Landlord shall deem proper; or (2) if the Premises have not been rented at the time of Landlord's suit for breach, Landlord shall be entitled to its actual damages for unpaid rent, Additional Rent, and other sums then due Landlord under this Lease to the date of suit plus an amount equal to the lesser of one (1) year's rent as of the date of suit, or the amount of rent which would be due Landlord for the remainder of the Lease, if such term is less than one (1) year.

     E. In connection with. any such reletting(s), Landlord shall have the absolute right, without such action's being or being deemed to be a surrender of its rights or as a termination of this Lease or as a release of the Tenant's liability hereunder for the balance of the Term or Option Term(s), to let or relet the Premises for a longer or shorter term than that remaining after Tenant's default, to lease more or less area than that contained in the Premises, to lease the Premises together with other premises or property owned or controlled by Landlord, and to change the character or use of the Premises. Landlord shall deduct from any amounts received from any such letting or reletting (i) first all reasonable costs and expenses incurred in connection with Tenant's default, including, but not limited to, the cost to repair, restore, renovate, or decorate the Premises for a new tenant, reasonable attorney's fees, real estate commissions, the cost of any legal actions brought against Tenant, and other costs reasonably incurred, and then (ii) Landlord shall deduct all Monthly Installments of Annual Rent and Additional Rent due hereunder. Tenant shall continue to be responsible for and liable for any deficit created thereby, and Landlord shall retain and apply any surplus until all such liquidated damages shall have been paid in full to Landlord. The liquidated damages shall be payable in monthly installments, in advance, on the first day of each calendar month following re-entry, with or without termination, and shall continue until the date fixed herein as the normal expiration date of the Term of this Lease. In no event shall Tenant be entitled to receive any portion of the amounts received by Landlord in connection with the letting or reletting of the Premises.

     F. No entry or re-entry by Landlord, whether resulting from summary proceedings or otherwise, nor any letting or reletting shall absolve or discharge Tenant from liability hereunder. Tenant's liability hereunder, even if there be no letting or reletting, shall survive the issuance of any dispossess warrant, order of court terminating this Lease, or any other termination based upon Tenant's default. The words "enter," "re-enter," and re-entry" as used in this Section and elsewhere in this Lease are not restricted to their technical legal meanings.

     G. Suit or suits for the recovery of such deficiency or damages or for a sum equal to any Monthly Installment or Installments of Annual Rent and Additional Rent and other charges payable hereunder may be brought by Landlord from time to time, at Landlord's election. Nothing herein contained shall be deemed to require Landlord to await the date when this Lease or the Term would have normally expired had there been no such default by Tenant or no-such termination by Landlord.

     H. No payment received by Landlord from Tenant after re-entry or the termination of this Lease in any lawful manner shall reinstate, continue, or extend the Term of this Lease or affect any notice theretofore given to Tenant by Landlord or operate as a waiver of the right of Landlord to recover possession of the Premises by proper suit, action, proceedings, or other remedy.

     I. In the event Tenant fails to vacate the Premises at any time after termination of this Lease as provided above, Tenant shall pay 150% of the Rent and Additional Rent for such holdover period.

     J. Nothing in this Section shall limit or prejudice the right of Landlord to prove and to obtain, as liquidated damages by reason of a termination arising out of the provisions of this Section, an amount equal to the maximum allowed by any statute or rule of law in effect as of the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of liquidated damages computed under this Section.

     K. Notwithstanding anything contained in this Lease to the contrary, Landlord shall never have any property interest in or lien on or right of distraint against any cash, checks, notes, bonds, securities, records, or other property held by Tenant for its customers on the Premises, whether for safekeeping or collateral.

       XVI. ACCESS BY LANDLORD.

            A. Landlord and its contractors and subcontractors and its or their agents and employees may at all reasonable times during the Term of this Lease enter to inspect the Premises and/or may show the Premises and Building to others, provided that such entrance is with the prior notice to Tenant and consistent with Tenant's security obligations. In the event of notice of termination of this Lease or during the last four (4) months of the Term, unless Tenant has theretofore properly exercised any remaining option to extend this Lease, Landlord shall have the right from the date of such notice to display (but not so as. to unreasonably obstruct the view thereof, or access thereto) the customary "For Rent" sign, and Landlord may show the Premises and all parts thereof to prospective tenants during Normal Business Hours.

            B. Landlord also reserves the right after notice of intention to so enter (except that in the event of an emergency, no notice shall be required) to enter the Premises at any time and from time to time to make such repairs, additions, or alterations or remedy any contamination as it may deem necessary for the safety, improvements, preservation, or condition thereof, or of the Property, but Landlord assumes no obligation to do so, and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform the same. Landlord shall in no event be liable for any inconvenience, disturbance, loss of business, or other damage to Tenant by reason of the performance by Landlord of any work in, upon, above, under, or outside the Premises. If Tenant shall have vacated or abandoned the Premises, or in the event of an emergency, or if in any other instance after Landlord has given notice of Landlord's intention to enter, Tenant or Tenant's agents or employees shall not be personally present to permit an entry into the Premises, then in any such event, Landlord and its contractors and subcontractors and its or their agents or employees may enter the same by the use of force or otherwise without rendering Landlord liable therefor, and without in any manner affecting Tenant's obligations under this Lease. If the work by Landlord substantially interferes with the daily work of Tenant's employees, Tenant shall not have to pay rent for the days such interference has occurred.

            C. If during the last month of the Term Tenant has vacated the Premises and removed all or substantially all of its personal property, Landlord may immediately enter and alter, renovate, and redecorate the Premises. The exercise of any such reserved right by Landlord shall not be deemed an eviction or disturbance of Tenant's use and possession of the Premises and shall not render Landlord liable in any manner to Tenant or to any other person, nor shall the same constitute any grounds for an abatement of Rent hereunder.

     XVII. ESTOPPEL CERTIFICATE: The Tenant agrees that at any time and from time to time at reasonable intervals, within ten (10) days after written request by Landlord, Tenant shall execute, acknowledge and deliver to the Landlord and/or to such assignee, mortgagee, or other similar secured party as may be designated by the Landlord, a certificate stating (i) that by such certificate the Lease is ratified; (ii) the day on which the Tenant has entered into occupancy of the Premises; (iii) the amount of the monthly portion of the Rent; (iv) that the Lease is unmodified and in full force or effect (or if there have been modifications, that the Lease is in full force and effect as modified, identifying the modification agreements, or if the Lease is not in full force and effect, the certificate shall so state); (v) that the Lease as modified represents the entire agreement between the parties as to the leasing (or, if such is not the case, the certificate shall so state); (vi) the date on which the Lease expires; (vii) that all conditions under the Lease to be performed by the Landlord have been satisfied and, that as of the date of such certificate, there are not existing defenses or offsets which the Tenant has against the enforcement of the Lease by the Landlord (or if such conditions have not been satisfied, the certificate shall so state); (viii) the amount of any advance rent which has been deposited with the Landlord; (ix) the month and year through which the rent has been paid; and (x) such other matters related to the Lease as may be reasonably requested by the Landlord or any of its aforesaid designees. If the Tenant fails to provide statement within ten (10) days after Landlord's written request therefor, Tenant hereby agrees to pay Landlord as liquidated damages to reimburse Landlord for expense incurred by Landlord in satisfying its needs for the estoppel certificate, in an amount equal to One Hundred Fifty Dollars ($150.00) per day for each day following the ten (10) day period until such time as the Tenant executes the estoppel certificate or a certificate accurately stating the circumstances subject to the Landlord's inquiry. This liquidated damage payment, shall constitute an Additional Rent obligation of Tenant.


     XVIII. BROKERAGE COMMISSION: The parties acknowledge they have dealt with George L. Panos of Thornhill Properties, Inc., in connection with this Lease, and that all fees charged will be paid to Thornhill Properties in its capacity as Agent for Landlord. In the event that any claim by a real estate agent, broker, or finder is made for commissions in procuring this Lease, the party contacting the agent, broker, or finder, shall hold the other harmless from ay claims by that agent, broker, or finder, shall hold the other harmless from any claims by that agent, broker, or finder.

     XIX. NOTICES: Any notice, demand, request, approval, consent or other instrument which may be or is required to be given under this Lease shall be in writing and, if mailed,by United States certified mail, return receipt requested, postage, prepaid, addressed (a) if to the Landlord: SHIRLEN COMPANY LIMITED PARNERSHIP, c/o MS. DOROTHY RAU, 8605 SILVER MEADOW LANE, BALTIMORE, MARYLAND 21236 or to such other address as Landlord may from time to time designate to Tenant by notice in accordance with this Section; with a COPY TO:
JOHN W. BECKLEY, ESQUIRE, FOWLEY & BECKLEY, P.A., 11 EAST LEXINGTON STREET,
4TH FLOOR, BALTIMORE, MARYLAND 21202 and (b) if to Tenant, to the Premises or to such other address as Tenant may from time to time designate to Landlord by notice in accordance with this Section; with a copy to SPECTERA, INC., 2811 Lord Baltimore Drive, Baltimore, Maryland 21244-2644. If so requested in writing by the Landlord or a holder of mortgage covering the Premises, Tenant shall send an additional copy to such third party or to such mortgage holder of any notice it gives to Landlord at the same time Tenant gives such notice to the Landlord.

     XX. RECORDATION: Tenant shall not record this Lease without the written consent of Landlord. Upon Landlord's request or with Landlord's written consent, the parties agree to execute a short form of this Lease for recording purposes containing such terms as Landlord believes appropriate or desirable, the expense thereof to be borne by Tenant. If such a short form of this Lease is recorded, upon the termination of this Lease Tenant shall execute, acknowledge, and deliver to Landlord an instrument in writing releasing and quitclaiming to Landlord an right, title, and interest of Tenant in and to the Premises arising from this Lease or otherwise, all without cost or expense to Landlord.

     XXI. SUCCESSORS AND INCLUDED PERSONS: All rights, obligations, and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective personal representatives, successors, and assigns of the said parties; and if Tenant shall consist of more than one person or entity, they shall all be bound jointly and severally by the terms, covenants, and conditions herein. No rights, however, shall inure to the benefit of any personal representative, successor, or assign of Tenant unless the Assignment to such party has been approved by Landlord.

     In any provision of this Lease involving Landlord's being defended, released from liability, indemnified, held harmless, or not being deemed to be liable for any action, omission, or circumstance, the term "Landlord" shall include Landlord and Landlord's contractors and subcontractors and its or their present and future controlling persons, directors, officers, employees, and agents.

     In any provision of this Lease involving Tenants being defended, released from liability, indemnified, held harmless, or not being deemed to be liable for any action, omission, or circumstance, the term "Tenant" shall include Tenant and Tenant's contractors and subcontractors and its or their present and future controlling persons, directors, officers, employees, and agents.

     XXII. RIGHTS OF AND CLAIMS AGAINST LANDLORD:

     (a) Except to the extent specifically provided herein to the contrary, whenever Landlord's consent or approval is required to be given under any provision of this Lease, such consent or approval may be withheld in the sole and absolute subjective discretion of Landlord, and Landlord shall not be required to respond to any request for consent or approval within a time period determined by Tenant. Whenever Landlord is authorized to exercise discretion, Landlord shall have the sole and absolute right to determine how to exercise such discretion.

     (b) All obligations of Landlord hereunder shall be construed as covenants, not conditions.

     (c) Landlord may transfer all or part of its interest in the Premises and this Lease without the consent of Tenant, at any time and from time to time.
If Landlord transfers its estate in the Premises, or if Landlord further leases the Premises subject to this Lease, then Landlord shall be relieved of all obligations of Landlord thereafter arising expressed in this Lease or implied by law. Landlord and its successors shall be relieved of their obligation to refund the Security Deposit and other similar funds to Tenant which they have received from Tenant or a predecessor Landlord to the extent they transfer such amounts to their respective transferees.

     (d) Landlord may lease any portion of the Facility to others on such terms and for such purposes as Landlord considers appropriate and may terminate or modify leases with others for any portion of the Facility without obligation to Tenant and without relieving Tenant of any obligation under this Lease, However, such uses shall not substantially interfere with the quiet enjoyment of Tenant.

     (e) In the absence of evidence satisfactory to Landlord of an Assignment of this Lease to which Landlord consented and which included an assignment of the right to receive any deposit made by Tenant or any balance thereof, Landlord may return the Security Deposit or any balance thereof to Tenant originally named herein, regardless of one or more Assignments of this Lease.

     (f) If Tenant obtains a money judgment against Landlord or its successors or assigns under any provisions of, or with respect to this Lease or on account of any matter, condition, or circumstance arising out of the relationship of the parties under this Lease, Tenant's occupancy of the Premises, or Landlord's ownership of the Premises, Tenant shall be entitled to have execution upon such judgment only upon Landlord's estate in the Complex and not out of any other assets of Landlord, any of its partners, or its successors or assigns; and Landlord shall be entitled to have any such judgment so qualified as to constitute a lien only on Landlord's estate, subject to any liens antedating such judgment; provided, however, that this sentence shall be inapplicable to the extent that the judgment against Landlord is covered by insurance.

     (g) At any time when there is an outstanding Mortgage covering Landlord's interest in the Premises, Tenant may not exercise any remedies for default by Landlord hereunder unless and until the Mortgagee shall have received written notice of such default and fifteen (15) days to cure such default after Landlord's period to cure shall have elapsed.

     XXIII. GOVERNING LAW: The construction of this Lease and the rights and remedies of the parties hereto shall be governed by the law of the State of Maryland. Landlord and Tenant each agree to waive their right to a jury trial for any proceeding arising under this Lease.

     X1V. SEVERABILITY; REDUCTION OF CHARGES: If the application of any term or provision of this Lease, whether in whole or in part, be held invalid or unenforceable in general or in any instance, the remainder of this Lease shall not be affected by such holding and shall be fully valid and enforceable.

     In the event that any late charge, interest rate, or other payment provided herein exceeds the maximum applicable charge legally allowed, such late charge, interest rate, or other payment shall be reduced to the maximum legal charge, rate, or amount.

     XXV.  NO MERGER:

     There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Premises or any part thereof by reason of the fact that the same person, firm, corporation, or other legal entity may acquire or hold, directly or indirectly, this Lease or the leasehold estate and the fee estate in the Premises or any interest in such fee estate, without the prior written consent of Landlord's Mortgagee.

     XXVI.  TIME OF THE ESSENCE:

Time is of the essence in all provisions of this Lease to be performed by or on behalf of each party.

     XXVII. COMMERCIAL PURPOSE: The parties stipulate that the Premises is being leased exclusively for business, commercial, manufacturing, mercantile, or industrial purposes within the meaning of Section 8-110(a) of the Real Property Article of the Annotated Code of Maryland, and that the provisions of
Section 8-110(b) of such Article (or any future statute) pertaining to the redemption of reversionary interests under leases shall be inapplicable to this Lease.

     XXVIII. COUNTERPARTS: This Lease may be executed in multiple counterparts or in duplicate, and when so executed by all parties shall constitute one agreement.

     XXIX. ENTIRE AGREEMENT: This Lease, together with Exhibits and Addendums (if any), contains the entire understanding between the parties and supersedes any prior written or oral agreements, representations or warranties, the parties specifically denying same. If any portion of this Lease shall be held invalid or unenforceable, the remainder of this Lease shall remain in full force and effect, such portion being deemed severable. No modification, amendment, change or addition to this Lease shall be binding on the parties, unless in writing, and executed by their authorized representatives. Wherever applicable or context requires, gender and/or plurality may be substituted. Paragraph headings are for convenience, not context. The terms "Landlord" and "Tenant" shall include their respective agents, employees, contractors, successors and assigns, except for where expressly otherwise provided. This Lease shall, except where otherwise specified, benefit and bind the parties hereto and their respective successors and assigns. Execution of the Lease, in counterparts, shall be but one agreement in multiple originals.

     THIS LEASE INCLUDES: Exhibits A, B and C, and Addendum B.

     IN WITNESS WHEREOF, the parties hereto intend to be legally bound hereby, have hereunto set their hands and seals the day and year first above written.

WITNESS/ATTEST:                     SHIRLEN COMPANY LIMITED PARTNERSHIP
                                    (LANDLORD)
                                    BY:  SHIRLEN MANAGEMENT INC.
                                         (GENERAL PARTNER)


PATRICIA A GAVIN                    BY: JOHN W BECKLEY
                                       -----------------------------
                                        John W. Beckley (Vice Pres)


ATTEST:                             SPECTERA, INC.
                                    (TENANT)


           [SIG]                    BY:                 [SIG]
---------------------------------       --------------------------------------

                                  EXHIBIT A

That portion of the second floor (third counting the mezzanine), comprising approximately 8,000 square feet of space in the building known as 8725 Loch Raven Boulevard, Baltimore County, Maryland (the "Premises").


ATTACH DRAWING

                                  EXHIBIT B
                           LANDLORD'S IMPROVEMENTS




     The following improvements shall be made by Tenant and Landlord shall contribute up to the following sums for such improvements any excess shall be paid by Tenant directly:



                    Improvements                       Cost not to exceed
       Constructing walls within the Premises                $ 6,500.00
       Painting within the Premises                            3,900.00
       Painting the hallways of the first floor                1,700.00
         and second floor (not including the
         mezzanine)                                           13,000.00
       Installing Carpet within the Premises


       Landlord shall do the following improvements:

       Replacing tile in the Common Area
       Replacing one (1) window and cleaning and re-caulking
         other windows in the Premises
       Installing 400 amp electrical service for the Premises
         (Tenant to cover $6,000.00 of this costs)


                                  EXHIBIT C

                            TENANT'S IMPROVEMENTS

                             LEASE ADDENDUM (B)



                       FACILITY RULES AND REGULATIONS




     1. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed, printed or affixed on or to any part of the outside or inside of the building with the prior written consent of the Landlord and Landlord shall have the absolute right to remove any such item without notice to Tenant at Landlord's expense.

     2. Tenant shall not place or permit anything near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises.

     3. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed or used by Tenant for any purpose other than ingress or egress from the Premises.

     4. Tenant shall not alter any lock or install new or additional locks or any bolts on any doors or other access without Landlord's prior written approval and will, at Tenant's expense, provide Landlord with duplicates of all security devices installed by the Tenant.

     5. All toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and shall at all times be maintained in a clean and sanitary condition.

     6.  Tenant shall not overload the Premises floor or deface the Premises.

     7. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to the Landlord or other occupants of the Facility by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought in or kept in or about the Premises of the Facility.

     8. The Premises shall not be used for washing clothes, for lodging or for any improper, objectionable, or immoral purposes.

     9. Tenant shall not use or keep in the Premises or the Facility any inflammable or combustible fluid or material or use any method of heating or air conditioning other than that approved by Baltimore County and currently existing at the Facility.

     10. Landlord reserves the right to expel or exclude from the Facility any person who in the judgment of the Landlord is intoxicated or under the influence of liquor or drugs, or who shall, in any manner do any act in violation of any of the rules or regulations of the Facility.

     11. Tenant shall not disturb, solicit or canvas any occupant of the Facility and shall cooperate to prevent same.

     12. Landlord shall have the right to control and operate the public portions of the Facility, as well as any facilities furnished for the common use of the tenants and in such manner as it deems best for the benefit of the tenants generally.

     13. All entrance doors to the Premises shall be left locked when the Premises are not in use and all doors opening to public corridors shall be kept closed except for normal ingress and egress from the Premises.

     14. Tenant shall observe all fire code requirements regarding the closure of ingress/egress to the Premises.

     15. All tenants of Landlord shall require that their employees comply with any parking regulations promulgated by Landlord in order to avoid parking in front of retail entrances with the Complex.

     16. Landlord shall require that Tenant place its Dumpster(s) along with other Dumpsters where designated by Landlord, or utilize Dumpsters provided by Landlord at the expense of Tenant and in accordance with Landlord's stated rules therefor.

                                                                EXHIBIT A(v)




                     SOFTWARE NEEDING LICENSE TRANSFERS



*    Sterling Commerce

*    E-Mail

*    Formula One

*    Reflections

*    MS office

*    Spectera Proprietary software for use with IWIF comprehensive "care only"

--------------------------------------------------------------------------------
From:  Michael Pham
To:    Blaise Sedney
Subject:  Software licensed at Towson
--------------------------------------------------------------------------------
====NOTE================11/18/96==4:04pm========================================
(1)  OASYS - Occupational Analysis System ($5,000)  *
(80)  Lotus Suite - 1-2-3, Approach, FreeLance Plus ($300/user)  *
(10  Ma Office - Excel, word, PowerPoint, Access ($500/user)
(80) Reflections ($160/user) (we only paid for a 25 user license; have not - need to yet update our license agreement since implementation)
(1)  MDR UCR - Medical UCR Listing (prob. $10K/year)  *
(1)  MDR Dental UCR - Dental UCR Listing (probl. $5K/ year)  *
(80) PPO - Provider Network Steering Program - (internal; suggest we license to them for $80/user/year)
(1)  Clipper Development Environment  ($500)  *
(1)  COMIX RDD Library ($500)  *
(1)  B-Linker ($500)  *
(1)  CA-Tools Library ($1,000)  *
(1)  ProVision Library ($1,000)  *
(1)  EZ-CAP Version 1.9 Site License ($65,000)
(1)  EPISODES Site License  *

Other than the network operation system software, which should be on your hardware receipts that should be about it.

The following servers were probably not included in your receipts because it was not accounted for in the original proposal:

Batch Server, FTP Server, MHS Server, SMTP Se
rver, & MPR Server (each about
$2,000)


                 Additional Assets   Michael Made with parts.
--------------------------------------------------------------------------------
T1 Link to Baltimore

                                                                EXHIBIT B
PAGE    1                                                       16:44:09 18 Nov
EMP....... Hire-Date DATE LAST DIV_DEPT_NO CO SUBCO Name.......................
                       PAID

5205        06/26/96           100095      751      D'IORIO, JOSEPHA
5191        06/10/96           100095      751      MILLER, ELIZABETHA
5193        05/28/96           100095      751      KWIATKOWSKI, LUANN
5173        05/28/96           100095      751      LUMADUE, DAWNAS
4306        03/27/95           100095      751      AMBROSE, ROSEM
5236        07/15/96           100095      751      ROSS, JOYCEE
5204        06/24/96           100095      751      GRIER, ELLAMAEL
5194        06/10/96           100095      751      MADDOX, DELORESL
5237        07/15/96           100095      751      GRIFFIN, SHIRVERNE
5196        06/10/96           100095      751      RILEY, CHRISTIANE
5147        04/29/96           100095      751      DALTON, BARBARA
5190        06/10/96           100095      751      PARKS, GLADYSTEEN
5174        05/28/96           100095      751      THOMAS, CLAUDIAA
5132        04/15/96           100095      751      MILLER, SUSANE
5240        07/29/96           100095      751      FONG, MI-JAN
5297        10/14/96           100095      751      PABST, SANDRAT
5235        07/15/96           100095      751      KIRKWOOD, CAROLA
5192        05/28/96           100095      751      CIERPIAL, DIANE
5129        04/15/96           100095      751      BROCATO, SUSANG
5130        04/15/96           100095      751      BROWN, ANGELAR
4892        12/27/95           100095      751      DUNLAP, BARBARAA
4904        02/26/96           100095      751      EDMONSTON, MARY
5241        07/29/96           100095      751      JENKINS, MARCIAK
5227        07/15/96           100095      751      WARRENDER, NANCYA
5260        08/13/96           100095      751      PARKERSON, JOHNB
5316        11/11/96           100095      751      RICHARD, ALBETAM
5136        04/15/96           100095      751      ARCIAGA, ERICJ
5152        05/06/96           100095      751      BARKSDALE, BRENDA
5165        05/28/96           100095      751      TRAGESER, STEPHENC
5242        07/29/96           100095      751      THOMPSON, CHERYLLEM
5167        05/28/96           100095      751      BYRD, ANTOINETTE
5318        11/11/96           100095      751      CLARK, LINDAY
5208        06/24/96           100095      751      DAVIS, LENNY
5207        06/24/96           100095      751      REUBEN, JESSIEC
5197        06/10/96           100095      751      REYNOLDS, LESLIEP
5289        09/24/96           100095      751      MCCANN, LYNN
5315        11/11/96           100095      751      BAIRD, CAROLYNG
5166        05/28/96           100095      751      WILLIG, DONNAL
5133        04/16/96           100095      751      SNYDER, MARVAJ
5256        08/19/96           100095      751      REDIFER, LISAD
5243        07/29/96           100095      751      GOODWIN, SHARONM
5244        07/29/96           100095      751      LINDENMUTH-SEARS, WENDY
5213        06/24/96           100095      751      KOCH, SANDRA
5171        05/28/96           100095      751      MITCHELL, BARBARAH
5279        09/09/96           100095      751      SCHADEL, WILLIAMM

PAGE    2                                                    16:44:22   18 NOV
EMP....... Hire-Date DATE LAST DIV_DEPT_NO CO SUBCO Name.......................
                       PAID


5280        09/09/96           100095      751      GONZALES, BERNARDO
5214        06/24/96           100095      751      O'NEILL, JANEF
5185        06/10/96           100095      751      BELL, DARLENER
5306        10/21/96           100095      751      BLACKWELL, EVELYNJ
5153        05/06/96           100095      751      WILLIAMS, TANYA
5186        06/10/96           100095      751      BRAWLEY, KALANDRAL
5229        07/15/96           100095      751      STARKE, TEASAL
5263        08/19/96           100095      751      SIEWIERSKI, MARGUERITE
5281        09/09/96           100095      751      NORMAN, OCTAVIOB
5225        07/15/96           100095      751      ZELLER, KENDRAL
5317        11/11/96           100095      751      STEWART, DEBRA

71 Rows Processed

                                  EXHIBIT D

                       CONSULTING AND ACCESS AGREEMENT

     THIS AGREEMENT made this ____ day of _______ , 1996, by and between SPECTERA, INC., a Maryland corporation ("Spectera") and STATUTORY
BENEFITS MANAGEMENT CORPORATION, a Michigan corporation ("SBMC").

     RECITALS
     WHEREAS, Spectera is a corporation engaged in the medical claims management business, and in connection therewith retains a panel of medical doctors engaging in specialty practices (the "Specialist Panel") and in connection therewith has certain expertise in medical claims management computer software; and

     WHEREAS, SBMC is engaged in the business of planning, designing and managing worker's compensation programs; and

     WHEREAS, Spectera is willing to act as a consultant for SBMC, and SBMC desires the services of Spectera as such consultant upon the terms and conditions herein contained.

     NOW, THEREFORE, in consideration of the mutual promises herein contained, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, Spectera and SBMC agree as follows:

1. Spectera Services. SBMC hereby contracts for the services of Spectera as an independent contractor, and Spectera agrees to render such services in such capacity, upon the terms and conditions herein contained. The services to be rendered by Spectera are generally as follows:

     (a) During the term of this Agreement (as defined in paragraph 2 below), Spectera will allow SBMC access to the Specialist Panel for purposes of conducting peer review on behalf of SBMC under its contract with the Maryland Injured Worker's Insurance Fund ("IWIF" and the contract with IWIF herein referred to as the "IWIF Contract").

     (b) From the date of this Agreement through and including April 30, 1997, Spectera shall assist SBMC in the use of and understanding of certain medical management systems software, including but not limited to Episodes and E-Z Cap. Spectera's services shall include documenting, programming and analyzing the software. Services may be provided either remotely from another location via data links or at SBMC's premises. Spectera shall provide an average of fifteen
(15) hours of services per week, but not to exceed sixty (60) hours, in any month, under this subparagraph (b). The parties agree that Michael Pham ("Pham") shall be the person having the primary responsibility for the performance of the computer consulting activities of Spectera, but SBMC acknowledges that Pham will be on vacation from December 21, 1996 through January 10, 1997. The parties understand that Spectera also requires Pham's services during the same time period and the parties will have to cooperate and work together in the event that there are competing demands for Pham's time. To the maximum extent possible, Pham's time on behalf of SBMC will be scheduled as far in advance as possible to enable orderly schedule planning. SBMC understands and acknowledges that Spectera does not have an employment agreement with Pham and that it cannot guarantee his performance. Spectera will use its best efforts to maintain its employment relationship with Pham and to have him perform on behalf of SBMC and to cooperate with SBMC in alternative arrangements in the event Pham is not available at the time set forth herein.

         (c) Spectera shall faithfully and industriously assume and perform with skill, care, diligence and attention all of its responsibilities imposed upon it under this Agreement.

         (d) Spectera shall have no authority to enter into any contracts binding upon SBMC, which would create any obligation on the part of SBMC.

     2. Term. This Agreement shall be binding and fully enforceable against the parties immediately upon the execution hereof. The term of this Agreement (the "term") shall be for a period commencing on the date hereof and continuing until the earlier of (i) the date that the IWIF Contract or SBMC's services thereunder are terminated for any reason, or (ii) December 31, 1999.

    3. Access and Consulting Fee. Spectera, for the services to be rendered hereunder, shall be paid a monthly access and consulting fee as follows: (i) for the period from January 1, 1997 through December 31, 1998, SBMC shall pay to Spectera a monthly fee in the amount of Ten ($.10) per covered employee of all IWIF insured employers, not to exceed $25,000.00 per month, and (ii) for the period from January 1, 1999 through December 31, 1999, SBMC shall pay to Spectera a monthly fee in the amount of Ten Cents ($.10) per covered employee of all IWIF insured employers, not to exceed $33,333.33 per month. In the event that the number of employees covered by IWIF insurance falls below 330,000, then the parties agree to renegotiate the capitated amount, but not the monthly cap, to reflect Spectera's increased capitated cost as a result of lower volume. Each monthly installment shall be due and payable on the first day of each calendar month without demand therefor. In the event that SBMC fails to pay any monthly payment when due and such failure continues for seven
(7) days after written notice from Spectera, then in addition to the monthly payment, SBMC shall pay to Spectera interest on the amount then due at the rate of twelve percent (12%) per annum and shall be responsible for any costs of collection incurred by Spectera, including court costs and reasonable attorney's fees. The monthly payment shall cease upon the expiration of the term, and in the event the term expires in the middle of a month Spectera shall reimburse SBMC for a pro rata portion of the monthly fee for that month. Notwithstanding the foregoing, as long as the IWIF Contract or SBMC's services thereunder are not terminated prior to the expiration of the original three (3) year term thereof, then Spectera shall be entitled to all monthly installments through December 31, 1999, even if the IWIF Contract is not renewed or is terminated during a renewal term.

     4. Independent Contractor Status. Spectera shall perform services for SBMC pursuant to this Agreement as an independent contractor only and neither it nor any of its employees performing services under this Agreement will, for any purposes, be treated as an employee of SBMC with respect to such services, including for purposes of federal and/or state taxes. Spectera will withhold and pay all employment taxes for its employees, and any and all income taxes and other taxes of any type or description whatsoever without withholding or contribution by SBMC. Accordingly, it is recognized by both parties that there will be no withholding by SBMC of any FICA, FUTA or federal or state income taxes, unless such withholding is required under any existing or future Internal Revenue laws with respect to payments to independent contractors. Additionally, Spectera acknowledges that neither it nor any of its employees performing services under this Agreement shall be entitled to fringe benefits of any nature from SBMC, as a result of serving as a consultant pursuant to the terms of this Agreement. This Agreement shall not be construed as a partnership and neither party hereto shall be liable for any obligation incurred by the other. Spectera shall furnish to SBMC appropriate certificates of insurance evidencing that Spectera has all required workers' compensation insurance for its employees performing work under this Agreement and has professional liability insurance with liability limits reasonably acceptable to SBMC, which professional liability insurance policy shall name SBMC as an additional insured.

     5. Records of SBMC. Spectera, during the course of its consultation, will receive certain information concerning SBMC as well as business records of SBMC and of and about its customers, all of which matters are highly confidential. Spectera understands and agrees that Spectera shall acquire no rights to any of this information or records. All records, notes, memoranda, files, financial statements, client and customer lists, brochures, documents, and all other similar material relating to SBMC or its business or those of its customers (hereinafter referred to as the "records") which come into the possession of Spectera, or of which it gains knowledge, shall remain and be deemed the property of SBMC. Spectera shall promptly return any originals and all copies of the records to SBMC upon request. Upon termination of this Agreement for whatever reason, Spectera shall promptly deliver to SBMC the records in its possession or control or delivered to or otherwise acquired by Spectera in connection with the performance of this Agreement.

     6. Non-Disclosure. Spectera hereby acknowledges and agrees that the records and all information which it acquires in connection with the performance of this Agreement is confidential and that, except as necessary to perform its obligations hereunder, Spectera, its officers, directors, employees or agents will not directly or indirectly during or after the term of this Agreement, disclose or reveal to or use for itself or others the confidential information of SBMC or its including, but not limited to, the aforesaid records, the business operations, internal structure, ownership or personnel of SBMC, any financial data of or about SBMC, or any other information given to Spectera by or about SBMC on a confidential basis. In addition, Spectera, its officers, directors, employees and agents shall not disclose to any person or entity the relationship it has entered into with SBMC, that it is performing services for SBMC, or provide, publicize, use or otherwise disseminate to any person or entity the name of SBMC as a client or customer of Spectera, without, in any such event, the prior written approval of SBMC.

     7. Remedies. Spectera acknowledges that a violation of any of the agreements or covenants contained in Sections 5 and 6 by it or its officers, directors, employees or agents could cause irreparable injury to SBMC for which there is no adequate remedy of law. Spectera agrees that in the event of a breach or threatened breach by Spectera, its officers, directors, agents and/or employees of the provisions of this Agreement, SBMC shall have the right, in addition to any other remedies available to it, at law or in equity, to institute an action to enjoin Spectera or Spectera's officers, directors, agents, employees, or the employer of any such person, in a court of equity, from violating any of the provisions hereof. Spectera further agrees that Spectera shall be liable for and pay to SBMC, any reasonable attorney's fees, court costs or other expenses incurred by SBMC in enforcing this Agreement. This subsection shall not be construed to limit in any manner whatsoever any other rights and remedies SBMC may have by virtue of any breach of this Agreement by Spectera. Notwithstanding the foregoing, except with respect to a default under paragraph

 6 hereof, Spectera shall not be deemed to be in default unless and until SBMC has given Spectera written notice specifying the nature of the violation, and Spectera fails to cure such violation within thirty (30) days thereafter. Except with respect to a default under Sections 5 and 6, SBMC's sole and exclusive remedy for Spectera's default hereunder shall be as set forth in
 Section 7 below.

     8. Set off. In the event of a default under this Agreement occurring before May 1, 1997 which is not cured within any applicable notice period contained herein, or in the event that SBMC is entitled to indemnification under the provisions of Section 8(a) of that certain Agreement of even date herewith between Spectera and SBMC, in either case as finally as determined by arbitration if requested by either party pursuant to this Agreement or pursuant to Section 9 of the Spectera-SBMC Agreement, then SBMC shall be entitled to set off against the next monthly installments of the Consulting Agreement, the amount expended by SBMC to cure the default hereunder or the amount of such indemnification. After institution of arbitration proceedings and pending a final arbitration award, SBMC may pay amounts subject to set-off hereunder into an escrow account to be held by an independent escrow agent subject to the reasonable approval of the parties, or if the parties cannot agree determined by the arbitrator, to be paid out in accordance with the award.

     9.   Miscellaneous.

               (a) This Agreement shall be binding upon and the benefit shall inure to the parties hereto, their respective successors and assigns.

Neither party shall assign this Agreement without the written consent of the other, which shall not be unreasonably withheld.

     (b) All notices provided for under this Agreement shall be in writing, shall be sufficient if sent by certified mail to the following listed addresses of the parties hereto or to such other address as shall be designated in writing to the other party.


                      Spectera, Inc.
                      2811 Lord Baltimore Drive
                      Baltimore, Maryland 21244
                      Attn:  Mr. Blaise Sedney and
                             Dr. Oscar Camp




                      Statutory Benefits Management Corporation
                      111 South Calvert Street, Suite 2640
                      Baltimore, Maryland 21202
                      Attn: Mr. Spencer Vavas

     (c) The failure of any party hereto to enforce at any time any of the provisions or terms of this Agreement shall not be construed to be a waiver of such provision or term, nor of the right of any party thereafter to enforce such term or provision.

     (d) This Agreement constitutes the entire agreement between SBMC and Spectera regarding the rendering of consulting services and there are no understandings concerning such agreement which are not fully set forth herein or in other agreements referenced herein.

     (e) If any provision of this Agreement is invalid or unenforceable in any jurisdiction, the other provisions herein shall remain in full force and effect and such jurisdiction shall be liberally construed in order to effectuate the purpose and intent of this Agreement, and the invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the durability of enforceability of any such provision in any other jurisdiction.

     (f) The titles of the paragraphs throughout this Agreement are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction, or meaning of the provisions of this instrument.

     (g) Whenever any provision of this Agreement assumes a right or responsibility to SBMC or Spectera after termination of this Agreement, said right or responsibility shall survive the termination of this Agreement,

     (h) Any disputes arising under this Agreement including disputes as to the interpretation hereof, the occurrence of a breach hereunder, and the damages arising from such breach, shall be determined by binding arbitration in the city of Baltimore pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The decisions and awards of the arbitrators shall be final and binding upon the parties hereto and shall be enforceable by any court having jurisdiction in the State of Maryland under the Maryland Arbitration Act.

     IN WITNESS WHEREOF, the parties hereto have signed, or caused to be signed in these presence.

WITNESS:                            SPECTERA, INC.

______________________              By:___________________________(SEAL)
                                       President



                                    STATUTORY BENEFITS
                                    MANAGEMENT CORPORATION


______________________              By:___________________________(SEAL)
                                       President

                                                                EXHIBIT E
UMBRELLA LIABILITY INSURANCE POLICY

Insurer:  TWIN CITY FIRE INSURANCE COMPANY
          HARTFORD, CONNECTICUT 06115                     [ITT HARTFORD LOGO]

DECLARATIONS                                        POLICY NO.  30   HU SL4307
                PREVIOUS POLICY NO.
ITEMS              NEW                          SPECTERA, INC.
                                                (FORMERLY UNITED HEALTH CARE)
1. NAMED INSURED AND MAILING ADDRESS            2811 LORD BALTIMORE DRIVE
   THE NAMED INSURED is: [ ] Individual         BALTIMORE, MD  21244
   [ ] Partnership  [ ] Joint Venture
   [X] Corporation  [ ] Organization (Other than a
                        Partnership or Joint Venture)
                                        06/25/96                06/25/97
                                     --------------          ---------------
2. POLICY PERIOD                     Inception Date          Expiration Date
   12:01 a.m. Standard Time at the address of the "first named insured" as stated herein.

PRODUCER'S NAME AND ADDRESS     PRODUCER'S CODE NO.

INSURANCE INCORPORATED              720738
9603 DEERECO ROAD, SUITE 300
TIMONIUM, MD  21093-2185


3. AUDIT PERIOD IS THE POLICY PERIOD UNLESS OTHERWISE HEREIN STATED:  [ ] Semi-Annual   [ ] Quarterly   [ ] Monthly
                                                                      [X] Not subject to Audit

4. DEPOSIT PREMIUM $44,295. , which is [X] A Flat Charge Per Each Policy Period
                                       [ ] Adjustable at the end of each Audit Period, Per
                                           Premium Computation Endorsement

   MINIMUM RETAINED AUDIT PREMIUM    ________________
   MINIMUM RETAINED PREMIUM $22,150., not subject to adjustment in the event of cancellation by you.

5. LIMITS OF LIABILITY
   The Limits of Liability, subject to all the terms of this policy that apply are:


   Bodily Injury and Property Damage Limit - Each Occurrence   $10,000,000.
   Personal Injury and Advertising Injury Limit                $10,000,000.
   Occupational Disease Limit - Each Accident                  $10,000,000.
                              - Each Employee                  $10,000,000.
                              - Aggregate                      $10,000,000.
   General Aggregate Limit (Other than Products-Completed
   Operations)                                                 $10,000,000.
   Products-Completed Operations Aggregate Limit               $10,000,000.

6. SELF-INSURED RETENTION
   Your self-insured retention, subject to all the terms of this policy that apply, is:

                                                               $    10,000.

7. SCHEDULE OF UNDERLYING INSURANCE POLICIES:
   SEE ATTACHED EXTENSION SCHEDULE OF UNDERLYING INSURANCE POLICIES FORMING A PART OF THE POLICY.

8. BUSINESS DESCRIPTION.

9. FORM NUMBERS OF POLICY PROVISIONS AND ENDORSEMENTS FORMING A PART OF THIS
   POLICY:
   SEE LISTING OF POLICY PROVISIONS AND ENDORSEMENTS FORMING A PART OF THE POLICY AT ISSUE.

This policy will not be valid unless countersigned by our duly authorized representative.

LK 8/10/96

FORM EX 00 02 13 (ED. 10/91) Printed in U.S.A. (NS)

                                Countersigned by________________________________
                                                      Authorized Representative

This SPECIAL MULTI-FLEX POLICY is provided by the insurance company(s) of ITT Hartford Insurance Group, shown below.

COMMON POLICY DECLARATIONS

        POLICY NUMBER:  30 UEN HQ5161                   [ITT HARTFORD LOGO]
        RENEWAL OF:  30 UEN HQ5161

NAMED INSURED AND MAILING ADDRESS:              SPECTERA, INC
(NO., STREET, TOWN, STATE, ZIP CODE)            SEE IH1200
                                                2811 LORD BALTIMORE DRIVE
                                                BALTIMORE,         MD  21207



POLICY PERIOD:                  FROM  06/25/96 TO  06/25/97

                                12:01 A.M., Standard time at your mailing address shown above.

In return for the payment of the premium, and subject to all of the terms of this policy, we agree with you to provide insurance as stated in this policy. The Coverage Parts that are a part of this policy are listed below. The Advance Premium shown may be subject to adjustment.

                                        TOTAL ADVANCE PREMIUM:  $28,715.00

COVERAGE PART AND INSURANCE COMPANY SUMMARY             ADVANCE PREMIUM


COMMERCIAL AUTO
HARTFORD FIRE INSURANCE COMPANY
HARTFORD PLAZA
HARTFORD, CONNECTICUT 06115                                     $28,715.00






FORM NUMBERS OF COVERAGE PARTS, FORMS AND ENDORSEMENTS THAT ARE A PART OF THIS POLICY AND THAT ARE NOT LISTED IN THE COVERAGE PARTS.

HM0001 IH00170295 G-1760-12(01)  HM99011185  IL00211194  HA00250295
IH12001185  NAME INSURED



AGENT/BROKER NAME:  INSURANCE INC


THIS POLICY IS NOT BINDING UNLESS COUNTERSIGNED BY OUR AUTHORIZED
REPRESENTATIVE.

                Countersigned by
                                 ----------------------------------------------
                                 Authorized Representative                Date

        ORIGINAL
FORM HM 00 10 02 95

30  (Policy Provisions: WC 99 00 00 (NM ONLY), WC 99 00 00 A)
32
BT  INFORMATION PAGE
WB  WORKERS COMPENSATION AND EMPLOYERS LIABILITY POLICY

INSURER:  TWIN CITY FIRE INSURANCE COMPANY
          HARTFORD PLAZA, HARTFORD, CONNECTICUT  06115

          NCCI COMPANY NUMBER:  [14974]
          COMPANY CODE:  7                              [ITT HARTFORD LOGO]



                                                                SUFFIX
                                                           LARS        RENEWAL
                 POLICY NUMBER:  [30 WB BT3230]                        [03]
        PREVIOUS POLICY NUMBER:  [30 WB BT3230]

1.  NAMED INSURED AND MAILING ADDRESS:  UNITED HEALTH CARE INC
    (No., Street, Town, State, Zip Code)                            (SEE ENDT)


                                        2811 LORD BALTIMORE DRIVE
FEIN NUMBER:  521260282                 BALTIMORE, MD  21207

STATE IDENTIFICATION NUMBER(S):



THE NAMED INSURED IS:  CORPORATION
BUSINESS OF NAMED INSURED:  OPTOMETRIST & HEALTH PLAN
OTHER WORKPLACES NOT SHOWN ABOVE:  SEE ATTACHED SCHEDULES

2.  POLICY PERIOD:  FROM  06/25/96 TO 06/25/97
                          12:01 a.m., Standard time at the insured's mailing address.

PRODUCER'S NAME:  INSURANCE INC



PRODUCER'S CODE:  720738


ISSUING OFFICE:   ITT HARTFORD
                  200 INTERNATIONAL CIRCLE, CENTERPOINTE BLDG.
                  HUNT VALLEY                   MD  21030
                  (410) 584-9000

TOTAL ESTIMATED ANNUAL PREMIUM:         $72,461
               DEPOSIT PREMIUM:
        POLICY MINIMUM PREMIUM:     $684  MD

AUDIT PERIOD:  ANNUAL                   INSTALLMENT TERM: 10

The policy is not binding unless countersigned by our authorized representative.

                        Countersigned by
                                         -------------------------------------
                                          Authorized Representative       Date


FORM WC 00 00 01 A      (1) Printed in U.S.A.   PAGE 1 (Continued on next page)
PROCESS DATE:  06/29/96                      POLICY EXPIRATION DATE: 06/25/97

COMMERCIAL GENERAL LIABILITY SCHEDULE
                                                          [ITT HARTFORD LOGO]


        POLICY NUMBER:  30 UUN AP9890


Entries herein, except as specifically provided elsewhere in this policy, do not modify any of the other provisions of this policy.

RATING CLASSIFICATIONS



DESCRIPTION OF HAZARDS:         PREMISES/OPERATIONS COVERAGE


REFER TO:                       COMMERCIAL GENERAL LIABILITY
                                COVERAGE PART (FORM HC 00 10)

PRMS/BLDG. NO:                  001/001                 TERR: 001
LOCATION:                       200 W. SARATOGA STREET
                                BALTIMORE
                                MD.  21201

CLASSIFICATION CODE NUMBER
AND DESCRIPTION:                13759
        HEARING AID STORES

PREMIUM AND RATING BASIS:       GROSS SALES             PER 1,000

EXPOSURE:                       97,974

RATE:                           1.2480

ADVANCE PREMIUM:                122.00

--------------------------------------------------------------------------------

DESCRIPTION OF HAZARDS:         PREMISES/OPERATIONS COVERAGE

REFER TO:                       COMMERCIAL GENERAL LIABILITY
                                COVERAGE PART (FORM HC 00 10)

PRMS/BLDG. NO:                  001/001                 TERR: 001
LOCATION                        200 W. SARATOGA STREET
                                BALTIMORE
                                MD.  21201

CLASSIFICATION CODE NUMBER
AND DESCRIPTION:                15839
        OPTICAL GOODS STORES

PREMIUM AND RATING BASIS:       GROSS SALES             PER 1,000

EXPOSURE:                       9,116,357









FORM HC 12 10 11 85T Printed in U.S.A.  (NS)    PAGE 1  (CONTINUED ON NEXT PAGE)

                                  EXHIBIT F


                      INDEPENDENT CONTRACTOR CONSULTANTS







Cascade Rehabilitation Counseling, Inc.
Chesapeake Disability Mgt., Inc.
CRA Managed Care, Inc.
Crawford & Co. Healthcare Management
Disability Mgt. Serv.
IHAS, Inc.
Integrated Healthcare Auditing & Services, Inc.
Mintz & Assoc.
Resolve Rehabilitation Consulting
Resource Opportunities, Inc.
Rintelmann & Associates
ROI, Inc.
Smolkin Vocational Services
Tri-Area Rehabilitation
Vocational Counseling Associates, Inc.
Vocational Skills Inc.
EquipNet